PLAYERS INTERNATIONAL, INC.,
                                     Issuer
                                      and
                          THE GUARANTORS NAMED HEREIN
                                      and
                   FIRST FIDELITY BANK, NATIONAL ASSOCIATION,
                                    Trustee

                                   INDENTURE
                           Dated as of April 10, 1995

                                  $150,000,000
                         10 7/8% Senior Notes Due 2005




PH02/71453.3

                          PLAYERS INTERNATIONAL, INC.

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of April 10, 1995.

         Trust Indenture Act Section                                                           Indenture Section

                Section 310(a)(1)..............................................................................8.10
                           (a)(2)..............................................................................8.10
                           (a)(3)....................................................................Not Applicable
                           (a)(4)....................................................................Not Applicable
                           (a)(5)..............................................................................8.10
                           (b)......................................................................8.8, 8.10, 14.2
                           (c).......................................................................Not Applicable
                Section 311(a).................................................................................8.11
                           (b).................................................................................8.11
                           (c).......................................................................Not Applicable
                Section 312(a)..................................................................................2.5
                           (b).................................................................................14.3
                           (c).................................................................................14.3
                Section 313(a)..................................................................................8.6
                           (b)(1)....................................................................Not Applicable
                           (b)(2)...............................................................................8.6
                           (c)............................................................................8.6, 14.2
                           (d)..................................................................................8.6
                Section 314(a)............................................................................5.8, 13.2
                           (b).......................................................................Not Applicable
                           (c)(1)....................................................................2.2, 8.2, 14.4
                           (c)(2).........................................................................8.2, 14.4
                           (c)(3)....................................................................Not Applicable
                           (d).......................................................................Not Applicable
                           (e).................................................................................14.5
                           (f).......................................................................Not Applicable
                Section 315(a)...............................................................................8.1(b)
                           (b).......................................................................8.5, 8.6, 14.2
                           (c)...............................................................................8.1(a)
                           (d).........................................................................7.12, 8.1(c)
                           (e).................................................................................7.13
                Section 316(a)(last sentence)...................................................................2.9
                           (a)(1)(A)...........................................................................7.11
                           (a)(1)(B)...........................................................................7.12
                           (a)(2)....................................................................Not Applicable
                           (b)............................................................................7.8, 7.14
                Section 317(a)(1)...............................................................................7.3
                           (a)(2)...............................................................................7.4
                           (b)..................................................................................2.4
                Section 318(a).................................................................................14.1

- ----------------------
    Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.


PH02/71453.3
                                       i

                                CONTENTS



                                                                                                               PAGE

                                                      ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE......................................................................  2
Section 1.1       Definitions...................................................................................  2
Section 1.2       Incorporation by Reference of TIA............................................................. 30
Section 1.3       Rules of Construction......................................................................... 30

                                                     ARTICLE II

THE SECURITIES...................................................................................................32
Section 2.1       Form and Dating............................................................................... 32
Section 2.2       Execution and Authentication...................................................................32
Section 2.3       Registrar and Paying Agent.................................................................... 33
Section 2.4       Paying Agent to Hold Assets in Trust.......................................................... 34
Section 2.5       Holder Lists.................................................................................. 35
Section 2.6       Transfer and Exchange......................................................................... 35
Section 2.7       Replacement Senior Notes...................................................................... 43
Section 2.8       Outstanding Senior Notes...................................................................... 44
Section 2.9       Treasury Senior Notes......................................................................... 44
Section 2.10      Temporary Senior Notes........................................................................ 45
Section 2.11      Cancellation.................................................................................. 45
Section 2.12      Defaulted Interest............................................................................ 45

                                                    ARTICLE III

REDEMPTION.......................................................................................................47
Section 3.1       Right of Redemption........................................................................... 47
Section 3.2       Regulatory Redemption Pursuant to Gaming Laws................................................. 47
Section 3.3       Notices to Trustee............................................................................ 48
Section 3.4       Selection of Senior Notes to Be Redeemed...................................................... 48
Section 3.5       Notice of Redemption.......................................................................... 49
Section 3.6       Effect of Notice of Redemption................................................................ 50
Section 3.7       Effect of Deposit by the Company with the Paying Agent........................................ 50
Section 3.8       Senior Notes Redeemed in Part................................................................. 51

                                                  ARTICLE IV

[INTENTIONALLY OMITTED]..........................................................................................52

                                                  ARTICLE V

COVENANTS........................................................................................................52
Section 5.1       Payment of Senior Notes....................................................................... 52
Section 5.2       Maintenance of Office or Agency............................................................... 52
Section 5.3       Limitation on Restricted Payments............................................................. 53
Section 5.4       Corporate Existence........................................................................... 54
Section 5.5       Payment of Taxes and Other Claims............................................................. 55

PH02/71453.3
                                       ii




Section 5.6       Maintenance of Insurance...................................................................... 55
Section 5.7       Compliance Certificates; Notice of Default.................................................... 55
Section 5.8       Reports....................................................................................... 56
Section 5.9       Waiver of Stay, Extension or Usury Laws....................................................... 57
Section 5.10      Limitation on Transactions with Affiliates.................................................... 57
Section 5.11      Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock............ 58
Section 5.12      Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries................. 61
Section 5.13      Liens......................................................................................... 61
Section 5.14      Limitation on Sale of Assets and Subsidiary Stock; Event of Loss.............................. 62
Section 5.15      Limitation on Lines of Business............................................................... 69
Section 5.16      Limitation on Status as Investment Company.................................................... 69
Section 5.17      Restrictions on Issuance or Sale of Subsidiary Stock.......................................... 69
Section 5.18      Guarantee by Maryland Heights Subsidiary...................................................... 69
Section 5.19      SIRCC Guarantee............................................................................... 70
Section 5.20      Additional Subsidiary Guarantors.............................................................. 70
Section 5.21      Rule 144A Information Requirement............................................................. 71

                                                ARTICLE VI

SUCCESSOR CORPORATION............................................................................................72
Section 6.1       Limitation on Consolidation, Merger and Sale of Assets........................................ 72
Section 6.2       Successor Corporation Substituted............................................................. 73

                                              ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES.................................................................................. 74
Section 7.1       Events of Default............................................................................. 74
Section 7.2       Acceleration of Maturity Date; Rescission and Annulment....................................... 77
Section 7.3       Collection of Indebtedness and Suits for Enforcement by Trustee............................... 78
Section 7.4       Trustee May File Proofs of Claim.............................................................. 79
Section 7.5       Trustee May Enforce Claims Without Possession of Senior Notes................................. 80
Section 7.6       Priorities.................................................................................... 80
Section 7.7       Limitation on Suits........................................................................... 81
Section 7.8       Unconditional Right of Holders to Receive Principal, Premium and Interest..................... 82
Section 7.9       Rights and Remedies Cumulative................................................................ 82
Section 7.10      Delay or Omission Not Waiver.................................................................. 82
Section 7.11      Control by Holders............................................................................ 83
Section 7.12      Waiver of Past Default........................................................................ 83
Section 7.13      Undertaking for Costs......................................................................... 84
Section 7.14      Restoration of Rights and Remedies............................................................ 84

PH02/71453.3
                                      iii





                                                     ARTICLE VIII

TRUSTEE......................................................................................................... 85
Section 8.1       Duties of Trustee............................................................................. 85
Section 8.2       Rights of Trustee............................................................................. 86
Section 8.3       Individual Rights of Trustee.................................................................. 87
Section 8.4       Trustee's Disclaimer.......................................................................... 87
Section 8.5       Notice of Default............................................................................. 88
Section 8.6       Reports by Trustee to Holders................................................................. 88
Section 8.7       Compensation and Indemnity.................................................................... 88
Section 8.8       Replacement of Trustee........................................................................ 90
Section 8.9       Successor Trustee by Merger, Etc.............................................................. 91
Section 8.10      Eligibility; Disqualification................................................................. 91
Section 8.11      Preferential Collection of Claims against Company............................................. 91

                                                    ARTICLE IX

LEGAL DEFEASANCE AND COVENANT DEFEASANCE........................................................................ 92
Section 9.1       Option to Effect Legal Defeasance or Covenant Defeasance...................................... 92
Section 9.2       Legal Defeasance and Discharge................................................................ 92
Section 9.3       Covenant Defeasance........................................................................... 93
Section 9.4       Conditions to Legal or Covenant Defeasance.................................................... 93
Section 9.5       Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other
                    Miscellaneous Provisions.................................................................... 95
Section 9.6       Repayment to the Company...................................................................... 96
Section 9.7       Reinstatement................................................................................. 96
Section 9.8       Termination of Obligations Upon Cancellation of the Senior Notes.............................. 97

                                                    ARTICLE X

AMENDMENTS, SUPPLEMENTS AND WAIVERS............................................................................. 98
Section 10.1       Supplemental Indentures Without Consent of Holders........................................... 98
Section 10.2       Amendments, Supplemental Indentures and Waivers with Consent of Holders...................... 99
Section 10.3       Compliance with TIA..........................................................................101
Section 10.4       Revocation and Effect of Consents............................................................101
Section 10.5       Notation on or Exchange of Senior Notes......................................................102
Section 10.6       Trustee to Sign Amendments, Etc..............................................................103

                                                   ARTICLE XI

MEETINGS OF HOLDERS.............................................................................................104
Section 11.1       Purposes for Which Meeting May Be Called.....................................................104
Section 11.2       Manner of Calling Meetings...................................................................104
Section 11.3       Call of Meetings by Company or Holders.......................................................105
Section 11.4       Who May Attend and Vote at Meetings..........................................................105
Section 11.5       Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.......106

PH02/71453.3
                                       iv




Section 11.6       Voting at the Meeting and Record to Be Kept..................................................107
Section 11.7       Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call
                     of Meeting.................................................................................107

                                                ARTICLE XII

RIGHT TO REQUIRE REPURCHASE....................................................................................108
Section 12.1       Repurchase of Senior Notes at the Option of the Holder Upon a Change of Control.............108


                                                ARTICLE XIII

GUARANTEE.......................................................................................................112
Section 13.1       Guarantee....................................................................................112
Section 13.2       Execution and Delivery of Guarantee..........................................................114
Section 13.3       Certain Bankruptcy Events....................................................................114
Section 13.4       Release of Guarantors........................................................................114
 ..
                                                 ARTICLE XIV

MISCELLANEOUS...................................................................................................116
Section 14.1       TIA Controls.................................................................................116
Section 14.2       Notices......................................................................................116
Section 14.3       Communications by Holders with Other Holders.................................................117
Section 14.4       Certificate and Opinion as to Conditions Precedent...........................................117
Section 14.5       Statements Required in Certificate of Opinion................................................117
Section 14.6       Rules by Trustee, Paying Agent, Registrar....................................................118
Section 14.7       Legal Holidays...............................................................................118
Section 14.8       Governing Law................................................................................118
Section 14.9       No Adverse Interpretation of Other Agreements................................................119
Section 14.10      No Recourse Against Others...................................................................119
Section 14.11      Successors...................................................................................119
Section 14.12      Duplicate Originals..........................................................................119
Section 14.13      Severability.................................................................................120
Section 14.14      Table of Contents, Headings, Etc.............................................................120



PH02/71453.3
                                       v

EXHIBITS

         Exhibit A - Form of Senior Note
         Exhibit B - Form of Investment Letter for Institutional
         Accredited Investors



                                   SCHEDULES


         Schedule I - Liens


PH02/71453.3
                                       vi

                  This INDENTURE, dated as of April 10, 1995, is by and among Players International, Inc., a Nevada corporation (the "Company"), the Guarantors referred to below and First Fidelity Bank, National Association, as Trustee (the "Trustee"). Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10 7/8% Senior Notes Due 2005:

PH02/71453.3
                                                         1

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1       Definitions.

         "Acceleration Notice" shall have the meaning specified in Section 7.2.

         "Acceptance Amount" shall have the meaning specified in Section
5.14(c).

         "Acquired Indebtedness" means, with respect to a person, Indebtedness of another person existing at the time such person becomes a Subsidiary of the subject person or is merged or consolidated into or with the subject person or one of its Subsidiaries, and not incurred in connection with or in anticipation of, such merger or consolidation or such other person becoming a Subsidiary of such subject person.

         "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

         "Adjusted Consolidated Net Income" means, with respect to any period, Consolidated Net Income for such period, minus 100% of the amount of any writedowns, writeoffs or negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period.

         "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of its Subsidiaries, (ii) any spouse, immediate family member or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise, or (b) the beneficial ownership of 10% or more of any class of voting Capital Stock of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of Capital Stock (whether or not presently exercisable).


PH02/71453.3
                                      2

         "Affiliate Transaction" shall have the meaning specified in
Section 5.10.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Asset Sale" shall have the meaning specified in Section 5.14(a).

         "Asset Sale Offer" shall have the meaning specified in Section 5.14(a).

         "Asset Sale Offer Amount" shall have the meaning specified in
Section 5.14(a).

         "Asset Sale Offer Price" shall have the meaning specified in
Section 5.14(a).

         "Asset Sale Purchase Date" shall have the meaning specified in
Section 5.14(a).

         "Asset Sale Put Date" shall have the meaning specified in
Section 5.14(b)(5).

         "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

"Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

"Beeber Agreement" means that certain agreement for the purchase and sale of a hotel and certain real estate in Lake Charles, Louisiana between Players Lake Charles, Inc. and The Beeber Corporation, dated January 25, 1995.

         "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the

PH02/71453.3
                                      3
passage of time.

         "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

         "Board Resolution" means with respect to any person, a duly adopted resolution of the Board of Directors of such person.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York and Philadelphia, Pennsylvania are authorized or obligated by law or executive order to close.

         "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

         "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "Cash" means U.S. Legal Tender.

         "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit having a maturity not greater than one year of any domestic commercial bank, or U.S. branch of a foreign bank, of recognized standing having capital and surplus in excess of five hundred million dollars ($500,000,000), and time deposits and certificates of deposit having a maturity not greater than one year of other banks located in jurisdictions where the Company and its Subsidiaries do business; provided, however, the aggregate amount of all time deposits and certificates of deposit of such other banks may not

PH02/71453.3
                                       4
exceed five million dollars ($5,000,000), (iii) commercial paper rated at the time of purchase at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within one year after the date of acquisition, (iv) repurchase obligations with a term of not more than ten (10) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (v) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or payable at the demand of the holder thereof, within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (vi) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above, including, to the extent such funds meet the above criteria, funds for which the Trustee acts as investment advisor.

         "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith including, any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment.

         "Change of Control" means (i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction or transactions, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the beneficial owner, directly or indirectly, of more than forty percent (40%) of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee or surviving entity, (ii) the time that the Company first determines or reasonably should have known that any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether

PH02/71453.3
                                      5
or not applicable) is or becomes the beneficial owner, directly or indirectly, of more than forty percent (40%) of the total voting power in the aggregate of all classes of Capital Stock then outstanding of the Company normally entitled to vote in elections of directors, or (iii) during any period of twelve (12) consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office; provided, however, that a "Change of Control" shall not be deemed to occur under clauses (i) or (ii) above if the "person" referred to in either such clause is an Excluded Person, or the "group" referred to in either such clause consists exclusively of two or more "Excluded Persons" who engages or engage in any transaction or series of transactions or announces or announce any intention to effect any transaction or series of transactions referred to in clauses (i) or (ii), unless (y) such transaction or series of transactions is subject to Rule 13e-3 under the Exchange Act, or any similar or successor rule, and (z) immediately prior to and during the 180-day period following (1) such transaction or series of related transactions referred to in clause (i), or (2) the time that the Company first determines or reasonably should have known that any such Excluded Person or any such "group" consisting exclusively of two or more Excluded Persons, is or becomes the Beneficial Owner, directly or indirectly, of more than 40% of such total voting power, as referred to in clause (ii), the Senior Notes are or become rated, in the case of either clause (1) or (2), "B+" or below by Standard & Poor's Corporation and "B1" or below by Moody's Investors Service, or if either such service or both such services shall no longer make a rating of the Senior Notes publicly available, another nationally recognized securities agency or agencies, as the case may be, selected by the Company, which shall be substituted for Standard & Poor's Corporation or Moody's Investors Service or both, as the case may be; provided, further, that the 180-day period referred to in clause (z) shall be extended for so long as the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any such rating

PH02/71453.3
                                        6
agency.

         "Change of Control Offer" shall have the meaning specified in
 Section 12.1.

         "Change of Control Offer Period" shall have the meaning specified in
Section 12.1.

         "Change of Control Offer Price" shall have the meaning specified in
Section 12.1.

         "Change of Control Payment Date" shall have the meaning specified in
Section 12.1.

         "Change of Control Put Date" shall have the meaning specified in
Section 12.1.

         "Common Stock" shall mean the Common stock, $.005 par value, of the Company, now or hereafter issued.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture and thereafter means such successor.

         "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means, the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of prior to the Transaction Date) to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of prior to the Transaction Date but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, however, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction

PH02/71453.3
                                       7

Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "Consolidated Debt" means, with respect to any person, as of a specific date, all Indebtedness of such person and its Consolidated Subsidiaries as of such date, determined in accordance with GAAP.

         "Consolidated Depreciation and Amortization" for any person means the total depreciation and amortization for such person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

         "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense, (ii) Consolidated Depreciation and Amortization expense,
(iii) Consolidated Fixed Charges, and (iv) consolidated preopening expenses.

         "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expense of such person for such period, whether paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including, without limitation, to the extent such expense was deducted in computing Consolidated Net Income for such period (i) amortization of original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion

PH02/71453.3
                                       8
of all deferred payment obligations that constitute Indebtedness and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, (b) one-third of rental expense for such period attributable to operating leases of such person and its Consolidated Subsidiaries, and (c) the amount of dividends payable by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's wholly-owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "Consolidated Income Tax Expense" for any person means the total net income tax expense for such person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including, without limitation, from the sale of assets outside of the ordinary course of business or from the issuance or sale of any Capital Stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but not in excess of such person's pro rata share of such person's net income for such period, (c) the net income (or loss) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if

PH02/71453.3
                                        9
positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation (other than any Gaming Law that is generally applicable to all persons operating Casinos through Subsidiaries in any jurisdiction in which the Company or such Subsidiary is conducting business so long as there is in effect no specific order, decree or other prohibition pursuant to such Gaming Law in such jurisdiction limiting the payment of a dividend or similar distribution by such a Consolidated Subsidiary) applicable to such Consolidated Subsidiary and (e) the cumulative effect of a change in accounting principles.

         "Consolidated Net Worth" of any person at any date means the aggregate of capital, surplus and retained earnings of such person and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of capital, surplus and accrued but unpaid dividends attributable to any Disqualified Capital Stock or treasury stock of such person or any of its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

         "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

         "Credit Agreement" means the credit agreement contemplated by that certain letter dated March 15, 1995 to the Company from First Interstate Bank of Nevada, N.A. and Bankers Trust Company, providing for an aggregate of one hundred twenty million dollars ($120,000,000) revolving credit facility or any substitute therefor, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such

PH02/71453.3
                                       10
credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of the Credit Agreement, and all refundings, refinancings and replacements thereafter, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers, issuers or guarantors thereunder, so long as such borrowers, issuers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided, however, that on the date such additional Indebtedness is incurred the incurrence thereof is permitted pursuant to paragraph (a) of Section 5.11 hereof, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

         "Current Market Price" on any date means the arithmetic mean of the Quoted Price of the Senior Notes for the twenty (20) consecutive trading days commencing thirty (30) days before such date.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Definitive Senior Notes" means Senior Notes that are in the form of the Note attached hereto as Exhibit A but without the paragraph referred to in footnote 1 and without the additional schedule referred to in footnote 3.

         "Depository" means, with respect to the Senior
Notes issuable or issued in whole or in part in global

PH02/71453.3
                                        11
form, the person specified in Section 2.3 as the Depository with respect to the Senior Notes, until the successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "Disqualified Capital Stock" means (a) except as provided in (b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Senior Notes and (b) with respect to any Subsidiary of such person (including any Subsidiary of the Company), any Capital Stock other than any common stock with no special rights and no preferences, privileges, or redemption or repayment provisions; provided, however, that the Common Stock issued pursuant to, and subject to, the terms of the Beeber Agreement shall not constitute Disqualified Capital Stock.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "Event of Default" shall have the meaning specified in Section 7.01.

         "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset; or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

         "Event of Loss Offer" shall have the meaning specified in
Section 5.14(a).

         "Event of Loss Offer Amount" shall have the meaning specified in
Section 5.14(a).

         "Event of Loss Offer Price" shall have the meaning specified in
Section 5.14(a).

         "Event of Loss Purchase Date" shall have the meaning specified in
Section 5.14(a).

PH02/71453.3
                                       12

         "Event of Loss Put Date" shall have the meaning specified in
Section 5.14(b)(5).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Exchange Offer" means the offer by the Company and the Guarantors to exchange the Exchange Senior Notes and Guarantees thereof for the Senior Notes and Guarantees thereof made pursuant to the Exchange and Registration Rights Agreement.

         "Exchange Senior Notes" means Indebtedness of the Company identical in all material respects to the Senior Notes that are issued by the Company in exchange for the Senior Notes.

         "Excluded Person" means (a) the Company or any wholly-owned Guarantor,
(b) any employee benefit plan of the Company or any wholly-owned Guarantor or any trustee or similar fiduciary holding Capital Stock of the Company for or pursuant to the terms of any such plan, (c) Merv Griffin, (d) Edward Fishman,
(e) David Fishman, (f) Howard Goldberg, (g) Thomas E. Gallagher, (h) Marshall S. Geller, (i) Lee Seidler, (j) Steven P. Perskie, (k) Peter J. Aranow and (l) members of the immediate families and Affiliates (where the determination of whether a person is an Affiliate is made without reference to clause (b) of the definition of such term) of the foregoing persons.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

         "Gaming Authority" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with the responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

         "Gaming Jurisdiction" means any Federal, state or local jurisdiction in which any entity in which the Company has a direct or indirect beneficial, legal or

PH02/71453.3
                                      13
voting interest conducts casino gaming, now or in the future.

         "Gaming Law" means any law, rule, regulation or ordinance governing gaming activities (including, without limitation, The Riverboat Gambling Act of Illinois, The Louisiana Riverboat Economic Development and Gaming Control Act, the Missouri Riverboat Gaming Act, Mo. Rev. Stat. ss. 313.800 et seq. and the Nevada Gaming Control Act, in each case including all amendments or modifications thereof), any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

         "Gaming Licenses" means every material license, material franchise or other material authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming in any state or jurisdiction in which the Company or any of the Guarantors conduct business now or in the future and any applicable liquor licenses.

         "Global Senior Note" means a Senior Note that contains the paragraphs referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of security attached hereto as Exhibit A.

         "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or a foreign government, any state, any province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

         "Guarantee" shall have the meaning provided in Section 13.1(a).

         "Guarantors" means (1) the Initial Guarantors, (2) all future Subsidiaries of the Company and (3) upon receipt of the approval of the applicable Illinois Gaming Authorities, SIRCC.

         "Holder" means the person in whose name a Senior Note is registered on the Registrar's books.

         "incur" shall have the meaning specified in Section 5.11.

         "Incurrence Date" shall have the meaning specified

PH02/71453.3
                                       14
in Section 5.11.

         "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors that have remained unpaid for greater than ninety (90) days past their original due date or that are being contested in good faith and for which adequate reserves have been made) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; (d) all obligations secured by a Lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, however, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause
(e), whether or not between or among the same parties.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Initial Guarantors" means Players Lake Charles,

PH02/71453.3
                                     15

Inc., a Louisiana corporation; Players Riverboat Management, Inc., a Nevada corporation; Players Riverboat, Inc., a Nevada corporation; Players Mesquite Golf Club, Inc., a Nevada corporation; Players Indiana, Inc., an Indiana corporation; Players Michigan City, Inc., an Indiana corporation; Players Riverboat, LLC, a Louisiana limited liability company; Players Nevada, Inc., a Nevada corporation; Players Bluegrass Downs, Inc., a Kentucky corporation; Players Mesquite Land, Inc., a Nevada corporation; Players Michigan City Management, Inc., an Indiana corporation; Players Maryland Heights, Inc., a Missouri corporation; River Bottom, Inc., a Missouri corporation; and Showboat Star Partnership, a Louisiana general partnership.

         "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc.

         "Interest Payment Date" means the stated due date of an installment of interest on the Senior Notes.

         "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

         "Investment" by any person in any other person means (without duplication) (a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension

PH02/71453.3
                                       16

(but excluding accounts receivable arising in the ordinary course of business);
(c) other than the Guarantees of the Senior Notes and guarantees of other Indebtedness of the Company or any Subsidiary to the extent permitted by Section 5.11, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to another person, other than to the Company or a wholly-owned Subsidiary; or (e) the designation by the Board of Directors of the Company of a person to be an Unrestricted Subsidiary in accordance with the definition of "Unrestricted Subsidiary." The Company shall be deemed to make an "Investment" in an amount equal to the fair market value of the net assets of any person, determined by the Board of Directors of the Company in good faith at the time that such person is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or one of its Subsidiaries, shall be deemed an Investment valued at its fair market value, determined by the Board of Directors of the Company in good faith at the time of such transfer.

         "Issue Date" means the date of first issuance of the Senior Notes under this Indenture.

         "Lake Charles Star Riverboat" means the fully equipped Las Vegas style riverboat casino recently acquired by the Company for a purchase price of $52 million to operate as the Company's second riverboat casino in Lake Charles, Louisiana.

         "Legal Holiday" shall have the meaning specified in Section 14.7.

         "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

         "Maryland Heights Investment Subsidiary" means the wholly-owned Subsidiary of the Company (which may be the Maryland Heights Operating Subsidiary) that will make the Investment in the Maryland Heights Joint Venture Entity.

         "Maryland Heights Joint Venture" means the joint

PH02/71453.3
                                        17
venture and business operations proposed to be conducted by the Company and its Subsidiaries, as contemplated by that certain Letter of Intent dated March 3, 1995, among the Company, The Promus Companies
Incorporated and Harrah's Club.

         "Maryland Heights Joint Venture Entity" means the entity to be formed jointly by the Company (or any wholly-owned Subsidiary thereof) and The Promus Companies Incorporated or any successor thereto (or any Affiliate thereof) to develop and operate certain shoreside facilities in connection with the Maryland Heights Joint Venture.

         "Maryland Heights Operating Subsidiary" means the wholly-owned Subsidiary of the Company that will operate a Casino and certain Related Business Assets in connection with the Maryland Heights Joint Venture.

         "Maturity Date" when used with respect to any Senior Note, means the date on which the principal of such Senior Note becomes due and payable as therein or herein provided, whether at Stated Maturity, a Change of Control Payment Date, an Asset Sale Purchase Date or an Event of Loss Purchase Date or by declaration of acceleration, call for redemption or otherwise.

         "Metropolis Complex" means SIRCC's Casino operations in
Metropolis, Illinois.

         "Minimum Accumulation Date" shall have the meaning specified in
Section 5.14.

         "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender or Cash Equivalents received by the Company, in the case of a sale of Qualified Capital Stock, and by the Company and its Subsidiaries in respect of an Asset Sale or Event of Loss, plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), less, in each case, the sum of all fees, commissions and other expenses incurred in connection with such Asset Sale or Event of Loss, and, in the case of an Asset Sale or Event of Loss only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to

PH02/71453.3
                                     18
be paid by the Company or any of its Subsidiaries in connection with such Asset Sale or Event of Loss.

         "Non-recourse Indebtedness" means Indebtedness of a person to the extent that under the terms thereof (including any related instruments, documents or filings) (i) no personal recourse shall be had against such person for the payment of the principal of, premium, if any, or interest on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in property and assets purchased with the proceeds of the incurrence of such Indebtedness or the Indebtedness refinanced by such Indebtedness and as to which neither the Company nor any Subsidiary provides any credit support.

         "Obligation" means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities relating to obligations of the Company or any Guarantor under the Senior Notes, the Guarantees or this Indenture, including any liquidated damages pursuant to the Exchange and Registration Rights Agreement.

         "Offer to Purchase" means any Change of Control
Offer, Asset Sale Offer or Event of Loss Offer.

         "Offering Memorandum" means the confidential offering memorandum of
the Company, dated         , 1995.

         "Officer" means, with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or Assistant Secretary of the Company.

         "Officers' Certificate" means, with respect to the Company or any Guarantor, a certificate signed by two Officers of the Company or such Guarantor and otherwise complying with the requirements of Sections 14.4 and 14.5.

         "Opinion of Counsel" means a written opinion from legal counsel to the Company complying with the requirements of Sections 14.4 and 14.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Company.

         "Pari Passu," as applied to the ranking of any Indebtedness of a person in relation to other

PH02/71453.3
                                      19

Indebtedness of such person, means that each such Indebtedness either (i) is not subordinate or junior in right of payment to any Indebtedness or (ii) is subordinate or junior in right of payment to the same Indebtedness as is the other, and is so subordinate or junior to the same extent, and is not subordinate or junior in right of payment to each other or to any Indebtedness as to which the other is not so subordinate or junior.

         "Paying Agent" means First Fidelity Bank, National Association or any successor as paying agent under this Indenture and as more fully described in
Section 2.3 hereto.

         "Permitted Indebtedness" means any of the following:

         (a) The Company and each of its Subsidiaries may incur Indebtedness solely in respect of bankers' acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of any person other than the Company or such Subsidiary), all in the ordinary course of business, in amounts and for the purposes customary in the Company's industry for gaming operations similar to those of the Company and its Subsidiaries; provided, however, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) for the Company and its Subsidiaries shall at no time exceed five million dollars ($5,000,000);

         (b) The Company may incur Indebtedness to any wholly-owned Subsidiary, and any wholly-owned Subsidiary may incur Indebtedness, or issue Disqualified Capital Stock, to any other wholly-owned Subsidiary or the Company; provided, however, that such obligations, in any case where the Company or a Guarantor is the obligor, shall be subordinated in all respects to the Company's Obligations pursuant to the Senior Notes and each Guarantor's Obligations pursuant to its Guarantee of the Company's Obligations pursuant to the Senior Notes, as the case may be; and

         (c) The Company and any Subsidiary may post a bond or surety obligation (or incur an indemnity or similar obligation) in order to prevent the impairment or loss of or to obtain a Gaming License, to the extent required by applicable law and consistent in character

PH02/71453.3
                                      20
and amount with customary industry practice.

         "Permitted Liens" means any of the following:

         (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company or one or more of its Subsidiaries if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary or Subsidiaries, as the case may be, in accordance with GAAP;

         (b) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen and for crew wages or salvage or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than sixty (60) days or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or its Subsidiary and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

         (c) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or its Subsidiary) or interfere with the ordinary conduct of the business of the Company or such Subsidiary; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

         (d) Liens disclosed on Schedule I to this Indenture;

         (e) Liens that secure Acquired Indebtedness of the Company or any of its Subsidiaries; provided, however, in each case, that such Liens do not secure any other property or assets and were not put in place in connection with or in anticipation of such acquisition, merger or consolidation;


PH02/71453.3
                                         21

         (f) customary Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation;

         (g) judgment and attachment Liens with respect to judgments and attachments not giving rise to an Event of Default; and

         (h) any Lien in favor of the Company or any wholly-owned Subsidiary thereof.

         "Person" or "person" means an individual, corporation, partnership, association, limited liability company, limited liability partnership, trust, estate or other entity.

         "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

         "Purchase Money Indebtedness" means any Nonrecourse Indebtedness of such person owed to any seller or other person incurred to finance the acquisition of any Related Business Assets and incurred substantially concurrently with or within thirty (30) days following such acquisition.

         "Purchase Price" means any Change of Control Offer Price, Asset Sale Offer Price or Event of Loss Offer Price.

         "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

         "Qualified Exchange" means any defeasance, redemption, repurchase or other acquisition of Capital Stock or Subordinated Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock of the Company or in exchange for Qualified Capital Stock of the Company.

         "Quoted Price" means for any day the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the Senior Notes are listed or admitted to trading, or if the Senior Notes are not

PH02/71453.3
                                      22
listed or admitted to trading on any national securities exchange, but are traded in the over the counter market, the closing sale price of the Senior Notes or, in case no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

         "Record Date" means a Record Date specified in the Senior Notes whether or not such Record Date is a Business Day.

         "Redemption Date" when used with respect to any Senior Note to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of security attached hereto as Exhibit A.

         "Redemption Price" when used with respect to any Senior Note to be redeemed, means the redemption price for such redemption set forth in Paragraph 5 in the form of security attached hereto as Exhibit A, which shall include in each case accrued and unpaid interest with respect to such Senior Note to the applicable Redemption Date.

         "Reference Period" with respect to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) for which financial information is available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Senior Notes or this Indenture.

         "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so

PH02/71453.3
                                       23
refinanced and (ii) if such Indebtedness being refinanced was issued with an original issue discount, the accredited value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, however that
(A) Refinancing Indebtedness of any Guarantor shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Guarantor, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of Holders of the Senior Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installment of principal (or redemption) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness (or Disqualified Capital Stock) to be so refinanced which was scheduled to come due prior to the Stated Maturity.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement by and among the Company, the Guarantors and the Initial Purchasers, dated as of the Issue Date.

         "Regulatory Redemption" means (i) disposition by the Holder of any of the Senior Notes required by any Governmental Authority or the Board of Directors of the Company or (ii) a redemption or repurchase by the Company of any of the Senior Notes required by any Governmental Authority or the Board of Directors of the Company if, in either case, the ownership of any of the Senior Notes by the Holder thereof will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval.

         "Related Business" means the gaming business (including parimutuel betting) conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino

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(including any land-based, dockside, riverboat or other type of Casino) owned, or to be owned, by the Company or one of its Subsidiaries.

         "Related Business Asset" means property, goods or services pertaining to a Related Business, other than debt or securities of any other person.

         "Restricted Investment" means, in one or a series of related transactions, any Investment other than in Cash Equivalents and in Investments of the type set forth in clause (v) of the definition of Cash Equivalents that have a maturity longer than one year so long as the Average Life of all such Investments does not exceed fifteen (15) months; provided, however, that the extension of credit to customers of Casinos consistent with industry practice in the ordinary course of business shall not be a Restricted Investment.

         "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such person or any Subsidiary of such person or, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Subsidiary of such person, (c) any purchase, redemption or other acquisition or retirement for value of, or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person, prior to the scheduled maturity, any scheduled repayment of principal or any scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness (including any payment in respect of any amendment of the terms of any such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Indebtedness or seeks to shorten any such due date), and (d) any Restricted Investment (including, in any case, the designation of a person as an Unrestricted Subsidiary) by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to the Company, or to any of its wholly-owned Subsidiaries, by any of its Subsidiaries; (iii) Investments in or loans to a wholly-owned Subsidiary the proceeds of which are used by such Subsidiary in a Related Business activity of such Subsidiary; (iv) loans or advances to officers or

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employees of the Company or any of its Subsidiaries to pay business related expenses or relocation costs of such officers or employees in connection with their employment by the Company or any of its Subsidiaries in an aggregate amount outstanding at any time not exceeding five million dollars ($5,000,000) for all such officers and employees; (v) any Investment received as consideration for any Asset Sale to the extent that the Company or any of its Subsidiaries is permitted to receive such Investment without violating the provisions of Section 5.14; and (vi) Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under this Indenture pursuant to the reorganization, bankruptcy or liquidation of such Person.

         "Restricted Senior Note" means a Senior Note, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided, however, that in no case shall an Exchange Senior Note be issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Senior Note.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Senior Notes" or "Notes" or "Securities" means, prior to the Exchange Offer, the 10 7/8% Senior Notes Due 2005, and after the Exchange Offer, the Senior Notes (if any) and the Exchange Senior Notes, in each case as amended or modified from time to time in accordance with the terms hereof, issued under this Indenture.

         "Senior Notes Custodian" means the Trustee, as custodian with respect to the Senior Notes in global form, or any successor entity thereto.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as

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



such regulation is in effect on the date hereof.

         "SIRCC" means Southern Illinois Riverboat/Casino Cruises, Inc., an Illinois corporation.

         "Stated Maturity," when used with respect to the principal of any Senior Note, means April 15, 2005 and, with respect to interest on any Senior Note, means the scheduled date for payment of such interest.

         "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor, as applicable, that is subordinated by its express terms in right of payment to the Senior Notes or any Guarantee, as applicable, in all respects and has no scheduled installment of principal due, by maturity, redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Senior Notes.

         "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. When used with respect to the Company, "Subsidiary" shall be deemed to include any direct Subsidiary of the Company and each indirect Subsidiary that is a direct Subsidiary of the Company or one or more of its direct or indirect Subsidiaries. Notwithstanding the foregoing, no Unrestricted Subsidiary shall be a Subsidiary of the Company or any of its Subsidiaries.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-7bbbb) as in effect on the date of the execution of this Indenture.

         "Transfer Restricted Senior Note" means Senior Notes that bear or are required to bear the legend set forth in Section 2.6.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.


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         "Trust Officer" means any officer within the corporate trust department
(or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "U.S. Government Obligations" means direct non-callable of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         "Unrestricted Subsidiary" means any person that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) provided that such person shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Board of Directors of the Company may designate any person (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Unrestricted Subsidiary if (a) such Restricted Payment is not prohibited by Section 5.3; provided, however, that the determination of whether a Restricted Payment is prohibited by Section 5.3 may be made without reference to clause (3) of the first paragraph thereof in the case of an Investment in any person that would be a Subsidiary but for the designation as an Unrestricted Subsidiary (except that the definition of "Subsidiary," solely for purposes of this proviso, shall be modified by substituting "50% or more" for the words "a majority" in clauses (i) and (ii) of such definition) engaged solely in, or being formed solely for the purposes of engaging in, the business of developing, constructing, expanding or acquiring (y) a Casino or Casinos and, if applicable, any Related Businesses in connection with such Casino or Casinos, or (z) a Related Business to be used primarily in connection

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



with an existing Casino or Casinos in which the Company or its Subsidiaries have at least a fifty percent (50%) ownership interest, if (A) the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the date of such designation is not less than 3.25 to 1; or (B) the ratio of Consolidated Debt of the Company as of the date of such designation to Consolidated EBITDA of the Company for such Reference Period is less than 3.25 to 1; provided, further, that the full amount of any Restricted Payment pursuant to the foregoing proviso shall be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to clause (3) of
Section 5.3, (b) such person does not own any Capital Stock of, or own or hold any Lien on any property of, or hold any debt of, the Company or any Guarantor and (c) such person does not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the holder of such Indebtedness has recourse to any of the assets of the Company or any of its Subsidiaries. Any such designation also constitutes a Restricted Payment for purposes of Section 5.3 hereof. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, however, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least one dollar ($1.00) of additional Subordinated Indebtedness pursuant to clause (ii) of paragraph (a) of Section 5.11. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. Notwithstanding anything to the contrary, no Initial Guarantor may be designated an Unrestricted Subsidiary. In addition, SIRCC may not be designated an Unrestricted Subsidiary.

         "wholly-owned" with respect to a Subsidiary of any person means (i) with respect to a Subsidiary that is a partnership, limited liability company or similar entity, a Subsidiary whose capital stock is 99% or greater beneficially owned by such person and (ii) with respect to a Subsidiary that is other than a limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such person.


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



         Section 1.2 Incorporation by Reference of TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Senior Notes.

         "indenture securityholder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the Senior Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

Section 1.3       Rules of Construction.

                  Unless the context otherwise requires:

                               (i)  a term has the meaning assigned to
                  it;

                              (ii)  an accounting term not otherwise
                  defined has the meaning assigned to it in accordance with GAAP;

                             (iii)  "or" is not exclusive;

                              (iv)  words in the singular include the
                  plural, and words in the plural include the singular;

                               (v)  provisions apply to successive
                  events and transactions;

                              (vi)  the words "include" and "including"
                  shall be deemed to mean "include, without limitation," and "including, without limitation";

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




                             (vii) "herein," "hereof" and other words of similar
                  import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                            (viii) references to Sections or Articles means
                  reference to such Section or Article in this Indenture, unless stated otherwise.

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



                                   ARTICLE II
                                 THE SECURITIES

Section 2.1       Form and Dating.

                  The Senior Notes and the Trustee's certificate of authentication in respect thereof shall be substantially in the form of the Senior Note and Trustee's certificate contained in Exhibit A hereto, which
Exhibit is part of this Indenture. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Senior Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Senior Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Senior Note shall be dated the date of its authentication.

                  The terms and provisions contained in the forms of Senior Note shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2       Execution and Authentication.

                  Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Senior Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Senior Notes and may be in facsimile form. If an Officer whose signature is on a Senior Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Senior Note, the Senior Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Senior Notes and this Indenture. A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Note, but such signature shall be conclusive evidence that the Senior Note has been authenticated pursuant to the terms of this Indenture.

                  The Trustee shall authenticate Senior Notes for original issue in the aggregate principal amount of up to $150,000,000 and shall authenticate Exchange Senior Notes for original issue in the aggregate principal amount of up to $150,000,000, in each case

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



upon a written order of the Company in the form of an Officers' Certificate; provided, however, that such Exchange Senior Notes shall be issuable only upon the valid surrender for cancellation of original Senior Notes of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Senior Notes to be authenticated and the date on which the Senior Notes are to be authenticated. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $150,000,000, except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Senior Notes in substitution of Senior Notes originally issued to reflect any name change of the Company.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries.

                  Senior Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.


Section 2.3       Registrar and Paying Agent.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Senior Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Senior Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Senior Notes may be served. The Company may act as its own Registrar or Paying Agent, except that, for the purposes of Articles III, IX, XII and Section 5.14 neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any

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



additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act.

                  The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Senior Notes.

                  The Company initially appoints the Trustee to act as Senior Notes Custodian with respect to the Global Senior Notes.

Section 2.4       Paying Agent to Hold Assets in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets (if any) held by the Paying Agent for the payment of principal of, and interest on, the Senior Notes (whether such assets have been distributed to it by the Company or any other obligor on the Senior Notes), and shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Senior Notes) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

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





Section 2.5       Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders. The Trustee, the Registrar and the Company shall provide a current Holder list to any Gaming Authority upon demand.

Section 2.6       Transfer and Exchange.

                           (a) Transfer and Exchange of a Definitive Senior Note
for a Definitive Senior Note. When Definitive Senior Notes are presented to the Registrar or a co-Registrar with a request

                  (x)      to register the transfer of such
         Definitive Senior Notes or

                  (y)      to exchange such Definitive Senior
                           Notes for an equal principal amount
                           of Definitive Senior Notes of other
                           authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Senior Notes surrendered for transfer or exchange:

                               (i) shall be duly endorsed or accompanied by a
                  written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or the Holder's attorney duly authorized in writing, and

                              (ii) in the case of Transfer Restricted Senior
                  Notes that are Definitive Senior Notes, shall be accompanied by the following additional information and documents, as applicable:

                        (A) if such Transfer Restricted Senior Note is
                       being delivered to the

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



                      Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Senior Note); or

                         (B) if such Transfer Restricted Senior
                       Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, (ii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring at least $100,000 aggregate principal amount of the Senior Notes and that has delivered to the Trustee and the Company a letter in the form of Exhibit B hereto with respect to such transfer, (iii) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act or (iv) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Senior Note); or

                          (C) if such Transfer Restricted Senior
                       Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Senior Note) and an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

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




                      (b)  Restriction on Transfer of a Definitive
Senior Note for a Beneficial Interest in a Global Senior Note. A Definitive Senior Note may not be exchanged for a beneficial interest in a Global Senior Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Senior Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                               (i) if such Definitive Senior Note is a Transfer
                  Restricted Senior Note, certification, substantially in the form set forth on the reverse of the Senior Note, that such Definitive Senior Note is being transferred to (A) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, or (B) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
                  (7) under the Securities Act that is acquiring at least $100,000 aggregate principal amount of the Senior Notes and that has delivered to the Trustee and the Company a letter in the form of Exhibit B hereto with respect to such transfer; and

                              (ii) whether or not such Definitive Senior Note is
                  a Transfer Restricted Senior Note, written instructions directing the Trustee to make, or to direct the Senior Notes Custodian to make, an endorsement on the Global Senior Note to reflect an increase in the aggregate principal amount of the Senior Notes represented by the Global Senior Note, then the Trustee shall cancel such Definitive Senior Note and cause, or direct the Senior Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Senior Notes Custodian, the aggregate principal amount of Senior Notes represented by the Global Senior Note to be increased accordingly. If no Global Senior Notes are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Senior Note in the appropriate principal amount.

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




                      (c)  Transfer and Exchange of Global Senior
Notes. The transfer and exchange of Global Senior Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

                      (d)  Transfer of a Beneficial Interest in a
Global Senior Note for a Definitive Senior Note.

                               (i) Any Person having a beneficial interest in a
                  Global Senior Note may upon request exchange such beneficial interest for a Definitive Senior Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Senior Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Senior Note only, together with the following additional information and documents (all of which may be submitted by facsimile):

                                       (A) if such beneficial interest is being
                           transferred to the Person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Senior Note); or

                                       (B) if such beneficial interest is being
                           transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act,
                           (ii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring at least $100,000 aggregate principal amount of the Senior Notes and that has delivered to the Trustee and the Company a letter in the form of Exhibit B hereto with respect to such transfer, (iii) pursuant to an exemption from

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                                         38
                           registration in accordance with Rule 144 or Regulation S under the Securities Act or (iv) pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Senior Note); or

                                       (C) if such beneficial interest is being
                           transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Senior Note) or an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; or

                                       (D) if such Transfer Restricted Senior
                           Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act, if the Trustee so requests, an Opinion of Counsel reasonably acceptable to the Trustee to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Senior Notes Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Senior Notes Custodian, the aggregate principal amount of the Global Senior Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Senior Note.

                              (ii) Definitive Senior Notes issued in exchange
                  for a beneficial interest in a Global Senior Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or

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                  otherwise, shall instruct the Trustee. The Trustee shall
                  deliver such Definitive Senior Notes to the persons in whose names such Senior Notes are so registered.

                      (e)  Restrictions on Transfer and Exchange of
Global Senior Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Senior Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by the nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                      (f)  Authentication of Definitive Senior
Notes in Absence of Depository.  If at any time:

                               (i) the Depository for the Senior Notes notifies
                  the Company that the Depository is unwilling or unable to continue as Depository for the Global Senior Notes and a successor Depository for the Global Senior Notes is not appointed by the Company within ninety (90) days after delivery of such notice; or

                              (ii) the Company, in its sole discretion, notifies
                  the Trustee in writing that it elects to cause the issuance of Definitive Senior Notes under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Senior Notes, will authenticate and deliver Definitive Senior Notes, in an aggregate principal amount equal to the principal amount of the Global Senior Notes, in exchange for such Global Senior Notes.

                      (g)  Legends.

                               (i) Except as permitted by the following
                  paragraph (ii), each Senior Note certificate evidencing the Global Senior Notes and the Definitive Senior Notes (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  "THE SECURITIES HAVE NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS

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                  AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.
                  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THESE SECURITIES MAY BE HELD OR TRANSFERRED ONLY IN COMPLIANCE WITH APPLICABLE GAMING LAWS."

                              (ii)  Upon any sale or transfer of a
                  Transfer Restricted Senior Note (including

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                  any Transfer Restricted Senior Note represented by a Global
                  Senior Note) pursuant to Rule 144 under the Act or an effective registration statement under the Act:

                                       (A) in the case of any Transfer
                           Restricted Senior Note that is a Definitive Senior Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Senior Note for a Definitive Senior Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Senior Note; and

                                       (B) any such Transfer Restricted Senior
                           Note represented by a Global Senior Note shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Senior Note that is represented by a Global Senior Note for a Definitive Senior Note that does not bear a legend, which request is made in reliance upon Rule 144A, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Senior
                           Note).

                      (h)  Cancellation and/or Adjustment of Global
Senior Note. At such time as all beneficial interests in a Global Senior Note have either been exchanged for Definitive Senior Notes, redeemed, repurchased or canceled, such Global Senior Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Senior Note is exchanged for Definitive Senior Notes, redeemed, repurchased or canceled, the principal amount of Senior Notes represented by such Global Senior Note shall be reduced and an endorsement shall be made on such Global Senior Note, by the Trustee or the Senior Notes Custodian, at the direction of the Trustee, to reflect such reduction.

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                      (i)  Obligations with respect to Transfers and Exchanges
of Definitive Senior Notes.

                               (i) To permit registrations of transfers and
                  exchanges, the Company shall execute and the Trustee shall authenticate Definitive Senior Notes and Global Senior Notes at the Registrar's or co-Registrar's request.

                              (ii) No service charge shall be made for any
                  registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2, 2.10, 3.8, 5.14, 10.5 or 12.1).

                             (iii) Except for a Regulatory Redemption pursuant
                  to Section 3.2 or upon an order of any Gaming Authority, the Registrar or co- Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Senior Note selected for redemption in whole or in part pursuant to
                  Article III, except the unredeemed portion of any Definitive Senior Note being redeemed in part, or (b) any Senior Note for a period beginning fifteen (15) Business Days before the mailing of a notice of an offer to repurchase pursuant to
                  Article XII or Section 5.14 hereof or a notice of the Company's intent to redeem Senior Notes pursuant to Article III hereof and ending at the close of business on the day of such mailing.

Section 2.7       Replacement Senior Notes.

                  If a mutilated Senior Note is surrendered to the Trustee or if the Holder of a Senior Note claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the effect that the Senior Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both

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



the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Senior Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Senior Note. Every replacement Senior Note shall be an additional obligation of the Company.

Section 2.8       Outstanding Senior Notes.

                  Senior Notes outstanding at any time are all the Senior Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Senior Note effected by the Trustee hereunder and those otherwise described in this Section 2.8 as not outstanding. A Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note, except as provided in Section 2.9.

                  If a Senior Note is replaced pursuant to Section 2.7 (other than a mutilated Senior Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser. A mutilated Senior Note ceases to be outstanding upon surrender of such Senior Note and replacement thereof pursuant to Section 2.7.

                  If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Senior Notes payable on that date and payment of the Senior Notes called for redemption is not otherwise prohibited, then on and after that date such Senior Notes shall cease to be outstanding and interest on them shall cease to accrue.

Section 2.9       Treasury Senior Notes.

                  In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, amendment, supplement, waiver or consent, Senior Notes owned by the Company, any Guarantor and Affiliates of the Company or of any Guarantor shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Senior Notes that a

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



Trust Officer for the Trustee has actual knowledge are so owned shall be disregarded.

Section 2.10    Temporary Senior Notes.

                  Until definitive Senior Notes are ready for delivery, the Company may prepare, the Guarantors shall endorse and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company reasonably and in good faith considers appropriate for temporary Senior Notes. Without unreasonable delay, the Company shall prepare, the Guarantors shall endorse and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes. Until so exchanged, the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Senior Notes authenticated and delivered hereunder.

Section 2.11    Cancellation.

                  The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall destroy and return to the Company all Senior Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Senior Notes to replace Senior Notes it has paid or delivered to the Trustee for cancellation. No Senior Notes shall be authenticated in lieu of or in exchange for any Senior Notes canceled as provided in this Section 2.11, except as expressly permitted in the form of Senior Notes and as permitted by this Indenture.

Section 2.12   Defaulted Interest.

                  If the Company defaults on a payment of interest on the Senior Notes, it shall pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the persons who are Holders on a Record Date (or at its option a subsequent special record date) which date shall be the fifteenth (15th) day next preceding the date fixed by the Company for the payment of defaulted interest,

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



whether or not such day is a Business Day, unless the Trustee fixes another record date. At least fifteen (15) days before the subsequent special record date, the Company shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

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



                                  ARTICLE III
                                   REDEMPTION

Section 3.1  Right of Redemption.

                  Redemption of Senior Notes shall be made only in accordance with this Article III. At its election, the Company may redeem the Senior Notes in whole or in part, at any time or from time to time on or after April 15, 2000, at the Redemption Prices specified under the caption "Redemption," in the forms of Note attached as Exhibit A hereto, plus accrued and unpaid interest to the Redemption Date. Except as provided in this paragraph, Section 3.2 and pursuant to the Senior Notes, the Senior Notes may not otherwise be redeemed at the option of the Company.

Section 3.2  Regulatory Redemption Pursuant to Gaming Laws.

                  Notwithstanding any other provision of this Indenture, if the ownership of any of the Senior Notes by any person or entity will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval, as determined by any Governmental Authority or the Board of Directors of the Company (including, without limitation, such Holder failing to qualify or to be found suitable under applicable Gaming Laws), such Holder shall be obligated, at the request of the Company, to dispose of such Holder's Senior Notes within thirty (30) days (or such other time period required by any Gaming Authority) after receipt of notice of such determination by any Governmental Authority or the Board of Directors (in which event the Company shall have no obligation to pay any interest to such Holder), and if such Senior Notes are not so disposed of within the required period, the Company shall have the right to redeem such Holder's Senior Notes at a redemption price equal to the lowest of
(i) the price at which such Holder or beneficial owner acquired such Senior Notes, without accrued interest, if any, (ii) the principal amount of such Senior Notes, without accrued interest, if any, and (iii) the Current Market Price of such Senior Notes on such redemption date, without accrued interest, if any. Any Holder or beneficial owner of a Senior Note required to qualify or be found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such application therefor.

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




Section 3.3   Notices to Trustee.

                  If the Company elects to redeem Senior Notes pursuant to
Article III, it shall notify the Trustee in writing of the date on which the Senior Notes are to be redeemed ("Redemption Date") and the principal amount of Senior Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

                  If the Company elects to reduce the principal amount of Senior Notes to be redeemed pursuant to the optional redemption provisions of the Senior Notes by crediting against any such redemption Senior Notes it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Senior Notes with such notice.

                  The Company shall give each notice to the Trustee provided for in this Section 3.3 at least forty (40) days before the Redemption Date (unless a shorter notice shall be required by applicable Gaming Laws or by order of any Gaming Authority).

Section 3.4   Selection of Senior Notes to Be Redeemed.

                  If less than all of the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected by the Trustee by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

                  The Trustee shall make the selection from the Senior Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes in denominations of one thousand dollars ($1,000) may be redeemed only in whole. The Trustee may select for redemption portions (equal to one thousand dollars ($1,000) or any integral multiple thereof) of the principal of Senior Notes that have denominations larger than one thousand dollars ($1,000). Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

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




Section 3.5    Notice of Redemption.

                  At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Senior Notes are to be redeemed (unless a shorter notice shall be required by any Governmental Authority) at such Holder's last address as then shown upon the Company's registry books. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Senior Notes to be redeemed and shall state:

                             (1)  the Redemption Date;

                             (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                             (3) the name and address of the Paying Agent;

                             (4) that Senior Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                            (5)  that, unless (a) the
         Company defaults in its obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.7 hereof or (b) such redemption payment is prevented for any reason, interest on Senior Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Senior Notes is to receive payment of the Redemption Price, including accrued and unpaid interest, upon surrender to the Paying Agent of the Senior Notes called for redemption and to be redeemed;

                           (6) if any Senior Note is being redeemed in part, the portion of the principal amount, equal to one thousand dollars ($1,000) or any integral multiple thereof, of such Senior Note to be redeemed and that, after the Redemption Date, and upon surrender of such Senior Note, a new Senior

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



         Note or Senior Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                          (7) if less than all the Senior Notes are to be redeemed, the identification of the particular Senior Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Senior Notes to be redeemed and the aggregate principal amount of Senior Notes to be outstanding after such partial redemption;

                          (8) the CUSIP number of the Senior Notes to be redeemed; and

                          (9) that the notice is being sent pursuant to this
         Section 3.5 and pursuant to the optional redemption provisions of the Senior Notes.

Section 3.6       Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.5, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest. Upon surrender to the Trustee or Paying Agent, such Senior Notes called for redemption shall be paid at the Redemption Price, including interest, if any, accrued to and unpaid on the Redemption Date; provided, however, that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Senior Notes registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section           3.7 Effect of Deposit by the Company with the Paying Agent.

                  On or before the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) U.S. Legal Tender sufficient to pay the Redemption Price of, including accrued and unpaid interest on, all Senior Notes to be redeemed on such Redemption Date (other than Senior Notes or portions thereof called for

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



redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose upon the written request of the Company.

                  If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Senior Notes called for redemption is not prevented for any reason, interest on the Senior Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Senior Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Senior Note surrendered for redemption in the manner provided in the Senior Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 5.1 hereof and the Senior Notes.

Section 3.8       Senior Notes Redeemed in Part.

                  Upon surrender of a Senior Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Senior Note or Senior Notes equal in principal amount to the unredeemed portion of the Senior Note surrendered.

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



                                   ARTICLE IV
                            [INTENTIONALLY OMITTED]


                                   ARTICLE V
                                   COVENANTS

Section 5.1       Payment of Senior Notes.

                  The Company shall pay the principal of and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes and this Indenture. An installment of principal of or interest on the Senior Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, in immediately payable funds deposited and designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Senior Notes compounded semi-annually, to the extent lawful.

Section 5.2       Maintenance of Office or Agency.

                  The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Senior Notes may be presented or surrendered for payment, where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Senior Notes and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or serviced at the address of the Trustee set forth in
Section 14.2.

                  The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the

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



Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company and the Guarantors hereby initially designate the Corporate Trust Office of the Trustee set forth in Section 14.2 as such office.

Section 5.3       Limitation on Restricted Payments.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, immediately prior thereto and after giving effect thereto on a pro forma basis
(1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company could not incur at least one dollar ($1.00) of additional Subordinated Indebtedness pursuant to clause (ii) of paragraph (a) of Section
5.11 hereof or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving pro forma effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter that preceded the Issue Date, to and including the last day of the latest fiscal quarter ended immediately prior to the date of each such calculation for which financial statements are available (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company as a capital contribution after the Issue Date or from the sale of the Company's Qualified Capital Stock (other than to a Subsidiary of the Company and other than in connection with a Qualified Exchange) after the Issue Date.

                  The foregoing clauses (2) and (3) of the immediately preceding paragraph will not prohibit (t) Investments in a Maryland Heights Joint Venture Entity in an amount not in excess of sixty-five million dollars ($65,000,000),
(u) Investments in one or more persons in an amount not in excess of forty-five million dollars ($45,000,000) in the aggregate at any one time outstanding for all such Investments made in any one or more persons in reliance upon this clause (u), for the purpose of developing, constructing or acquiring (i) a Casino or Casinos or, if applicable, any Related Businesses in connection with such Casino

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



or Casinos, or (ii) a Related Business to be used primarily in connection with an existing Casino or Casinos in which the Company or its Subsidiaries have at least a fifty percent (50%) ownership interest, (v) in the case of any Subsidiary, pro rata distributions on its Capital Stock, (w) the payment of any dividend on or redemption of Qualified Capital Stock within sixty (60) days after the date of its declaration or authorization, respectively, if such dividend or redemption could have been made on the date of such declaration or authorization, respectively, in compliance with the foregoing provisions, (x) the redemption or repurchase of any Capital Stock or Indebtedness of the Company or any of its Subsidiaries (other than any Capital Stock or Indebtedness that is held or beneficially owned by any Excluded Person) required by the Regulatory Redemption provisions contained in Section 3.2 hereof (or any substantially comparable provision governing other Indebtedness), or by any Governmental Authority or the Board of Directors of the Company if, in any such case, the ownership of such Capital Stock or Indebtedness by the holder thereof will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval, (y) a Qualified Exchange or (z) other Restricted Payments which in the aggregate do not exceed ten million dollars ($10,000,000) for all such Restricted Payments permitted by this clause (z) taken together. The full amount of any Restricted Payment made pursuant to clause (w) or (x), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

Section 5.4       Corporate Existence.

                  Subject to Article VI, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and their Guarantors and each of their Subsidiaries; provided, however, that neither the Company nor any of the Guarantors shall be required to preserve, with respect to itself, any right or franchise, and with respect to any of their Subsidiaries, any such existence, right or

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



franchise, if (a) the Board of Directors of the Company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not adverse in any material respect to the Holders.

Section 5.5       Payment of Taxes and Other Claims.

                  The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or properties and assets of the Company, any Guarantor or any of their Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, that have become due and payable and that by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

Section 5.6       Maintenance of Insurance.

                  From and at all times after the Issue Date, the Company and its Subsidiaries shall have in effect customary property and comprehensive general liability insurance and (as applicable) brownwater coverage, in each case on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

Section 5.7       Compliance Certificates; Notice of Default.

                      (a) The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year an Officers' Certificate complying (whether or not required) with Section 314(a)(4) of the

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



TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor, or any Subsidiary of the Company or any Guarantor to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year-end date.

                      (b)  So long as not contrary to the then
current recommendation of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within one hundred twenty
(120) days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in
Section 5.3, 5.11 or 5.14 of this Indenture.

                      (c) The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default giving rise thereto from the Company or any of the Holders.

Section 5.8       Reports.

                  Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within fifteen (15) days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial

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statements that would have been included in reports filed with the SEC if the
Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's independent certified public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations as such would be so required. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC such reports, documents and other information as it would be required to file if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Section 5.9       Waiver of Stay, Extension or Usury Laws.

                  The Company and each Guarantor covenants that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted that would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Senior Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture, and the Company and each Guarantor hereby expressly waives all benefit and advantage of any such law insofar as such law applies to the Senior Notes and covenant that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.10      Limitation on Transactions with Affiliates.

          Neither the Company nor any of its Subsidiaries or Unrestricted Subsidiaries shall, after the Issue Date, enter into any contract, arrangement, understanding or transaction with an Affiliate (an "Affiliate Transaction") or series of related Affiliate Transactions involving consideration to either party in excess of five million dollars ($5,000,000) except for transactions approved by a majority of the disinterested (as to such transaction) members of the Board of Directors of the Company and evidenced by an Officers' Certificate addressed and delivered to the

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Trustee stating that such Affiliate Transaction has been so approved and is made in good faith and that the terms of such Affiliate Transaction are fair and reasonable to the Company and such Subsidiaries and Unrestricted Subsidiaries, as the case may be; provided, however, that with respect to any Affiliate Transaction (including any series of related transactions) involving consideration to either party in excess of ten million dollars ($10,000,000), the Company also must, prior to the consummation thereof, obtain a favorable written opinion as to the fairness of such transaction to the Company and such Subsidiaries and Unrestricted Subsidiaries, as the case may be, from a financial point of view from an independent investment banking firm of national reputation. Notwithstanding the foregoing, "Affiliate Transaction" shall not include: (a) payments of reasonable and customary compensation, directors' fees and indemnities of directors, officers and employees, (b) payments under the Griffin License as in effect on the Issue Date, (c) related party transactions described under "Certain Transactions" in the Company's Proxy Statement for its 1994 Annual Meeting of Stockholders as in effect on the Issue Date, (d) Restricted Payments permitted under Section 5.3 of this Indenture, (e) transactions solely between or among the Company and one or more wholly-owned Guarantors or between or among one or more wholly-owned Guarantors, (f) the making of any Investment in SIRCC described in clauses (a), (b) or (c) of the definition of "Investment" or the making of any capital contribution by the Company to SIRCC; provided, however, that this clause (f) shall cease to be applicable at such time as SIRCC becomes a Guarantor, and (g) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary.

Section 5.11 Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

                  Except as set forth below, neither the Company nor any of its Subsidiaries will, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock from and after the Issue

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Date.  Notwithstanding the foregoing:

                      (a)  The Company and the Guarantors may incur
Indebtedness or Disqualified Capital Stock if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock, would be at least 3.0 to 1 (or 2.5 to 1 in the case of the incurrence of Subordinated Indebtedness or Disqualified Capital Stock);

                      (b)  The Company and the Guarantors may incur
Indebtedness evidenced by the Senior Notes (and the Exchange Senior Notes) and represented by this Indenture up to the amounts specified herein as of the Issue Date and the Guarantees hereof;

                      (c)  The Company and its Subsidiaries may
incur Purchase Money Indebtedness to finance the purchase of land, buildings, furniture, fixtures or equipment for any Casino owned and operated by the Company that has at least two hundred (200) slot machines and ten (10) table games; provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time pursuant to this paragraph (c) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) with respect to any such Casino shall not exceed fifteen million dollars ($15,000,000); provided, further, that until such time as SIRCC shall become a Guarantor, it shall only be entitled to incur such Purchase Money Indebtedness with respect to its one, existing Casino at the Metropolis Complex;

                      (d)  The Company and its Subsidiaries may
incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a), (b) and (c) of this
Section 5.11; provided, however, that in the case of the refinancing of Indebtedness described in clause (c), such Refinancing Indebtedness is Non-recourse Indebtedness as to any assets other than with respect to the assets acquired with the Indebtedness refinanced, replaced or refunded;

                      (e)  The Company and the Guarantors may incur

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Indebtedness (in addition to any Indebtedness incurred in accordance with any other provision of this Section 5.11) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to ten million dollars ($10,000,000), minus the amount of any Indebtedness incurred pursuant to this clause (e) retired with Net Cash Proceeds from any Asset Sale or Event of Loss or assumed by a transferee in an Asset Sale;

                      (f)  The Company and its Subsidiaries may
incur Indebtedness pursuant to the Credit Agreement on or after the Issue Date up to an aggregate amount outstanding (including any Indebtedness issued to refinance, refund or replace such Indebtedness) at any time equal to the sum of
(i) one hundred twenty million dollars ($120,000,000) minus the amount of any Indebtedness incurred pursuant to this clause (f) retired with the Net Cash Proceeds from any Asset Sale or Event of Loss or assumed by a transferee in an Asset Sale, plus (ii) such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement; provided, however, that the maximum aggregate amount permitted to be outstanding under this paragraph (f) shall not be deemed to limit additional Indebtedness under the Credit Agreement to the extent such additional Indebtedness is permitted pursuant to paragraph (a) hereof; and

                      (g)  Permitted Indebtedness.

                  In the event that the Company incurs Indebtedness, or any Subsidiary incurs Indebtedness or Disqualified Capital Stock, to any wholly-owned Subsidiary pursuant to clause (b) of the definition of Permitted Indebtedness, and such latter Subsidiary thereafter ceases to remain a "Subsidiary" as defined herein, the aggregate outstanding amount of such Indebtedness incurred by the Company, or of such Indebtedness or Disqualified Capital Stock incurred by such Subsidiary, to the Subsidiary that ceases to so remain a "Subsidiary" shall be deemed to be Indebtedness incurred by the Company or such Subsidiary at the time of such change in Subsidiary status. Indebtedness and Disqualified Capital Stock issued by any person that is not a Subsidiary, which Indebtedness or Disqualified Capital Stock is outstanding at the time such person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or a Subsidiary of the Company, shall be deemed to have been

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



incurred at the time such person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or a Subsidiary of the Company. A guarantee by the Company or a Subsidiary of the Company of Indebtedness incurred by the Company or a Subsidiary is not considered a separate incurrence for purposes of this covenant.

Section 5.12 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

                  Neither the Company nor any of its Subsidiaries will, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make other distributions to, or to pay any obligation (including, without limitation, in respect of a Guarantee) to, or to otherwise transfer assets or make or pay loans or advances to, the Company or any of its Subsidiaries, except (a) reasonable and customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices, (b) restrictions imposed by applicable law, (c) restrictions under any Acquired Indebtedness or any agreement relating to any property, asset or business acquired by the Company or any of its Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired or to any property, asset or business other than the property, asset and business so acquired, (d) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement (subject only to reasonable and customary closing conditions and termination provisions) that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets to be sold of such Subsidiary, provided such restrictions apply solely to the Capital Stock or assets to be sold of such Subsidiary, and such sale or disposition is permitted under Section 5.14, (e) reasonable and customary restrictions on transfers of all collateral imposed in connection with Liens securing Indebtedness, to the extent such Liens are permitted by Section 5.13 and to the extent such Indebtedness is permitted by
Section 5.11, and (f) replacements of restrictions imposed pursuant to clause
(c) and this clause (f) that are not more restrictive than those being replaced and do not apply to any additional property or assets.

Section 5.13    Liens.

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                  Neither the Company nor any of its Subsidiaries will, directly or indirectly, create, grant, assume, incur or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, or any income or profits therefrom, securing Indebtedness, other than (i) Permitted Liens; (ii) Liens securing Indebtedness incurred in accordance with clause (c) of Section 5.11; (iii) Liens securing Refinancing Indebtedness in accordance with clause (d) of Section 5.11, but only if such Liens have the same relative priority and do not extend to property or assets permitted to be subject to the Liens securing the Indebtedness being refinanced; (iv) Liens securing Indebtedness incurred in accordance with clause (f) of Section 5.11 and Liens securing any increases in the amount of Indebtedness under the Credit Agreement above the amount of Indebtedness permitted under such clause (f), but only to the extent that the increase in such Indebtedness is permitted under clause (a) of Section 5.11 at the time of the incurrence of such additional Indebtedness;
(v) a Lien on the Lake Charles Star Riverboat to secure Indebtedness to the seller of the Interests in connection with the purchase of such Interests by the Company's Subsidiaries in a principal amount not to exceed ten million dollars ($10,000,000) and a maturity date no later than December 31, 1995; and (vi)
Liens in favor of the Company. Notwithstanding the foregoing, the Company may not and may not permit any Subsidiary to, directly or indirectly, create, grant, assume, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired, securing Subordinated Indebtedness.

Section 5.14 Limitation on Sale of Assets and Subsidiary Stock; Event of Loss.

                      (a)  Other than upon an Event of Loss,
neither the Company nor any of its Subsidiaries will, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including, without limitation, upon any sale or other transfer or issuance of any Capital Stock of any Subsidiary or any sale and leaseback transaction, whether by the Company or any such Subsidiary, or through the issuance, sale or transfer of Capital Stock by a Subsidiary (an "Asset Sale"), with an aggregate fair market value in excess of seven million five hundred thousand dollars ($7,500,000) unless (1) within three hundred ten (310) days after the date of such Asset Sale, the Asset Sale Offer Amount (as defined

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below), or so much thereof that is required pursuant to the provisions described below, is applied to the repurchase of the Senior Notes with U.S. Legal Tender pursuant to an irrevocable, unconditional offer (an "Asset Sale Offer") to repurchase Senior Notes at a purchase price (the "Asset Sale Offer Price") of one hundred percent (100%) of principal amount, together with accrued interest to the date of payment (the "Asset Sale Purchase Date"), (2) at least eighty percent (80%) of the consideration for such conveyance, sale, transfer or other disposition or issuance (other than assumption of trade indebtedness) consists of U.S. Legal Tender or Cash Equivalents; provided, however, that for purposes of this clause (2), the assumption of Indebtedness of the Company or a Subsidiary that is Pari Passu with the Senior Notes shall be deemed to be Cash Equivalents if the Company, such Subsidiary and all other Subsidiaries of the Company, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale, and any securities or notes received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into U.S. Legal Tender or Cash Equivalents within ten (10) Business Days of the date of such Asset Sale shall be deemed to be Cash Equivalents, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale and (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives not less than fair market value for such Asset Sale. The "Asset Sale Offer Amount" shall mean, with respect to any Asset Sale, the product of (A)(1) the Net Cash Proceeds of such Asset Sale, minus (2) the sum of the amounts that, within two hundred seventy (270) days of such Asset Sale, are
(i) invested in assets or property that is part of a Related Business of the Company or one of its Subsidiaries, (ii) used to retire Indebtedness outstanding under the Credit Agreement if, concurrently therewith, the amount of such Indebtedness permitted pursuant to paragraph (f) of Section 5.11 is permanently reduced by the amount so retired (and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount), or (iii) used to retire Indebtedness secured by the assets sold (if required by its terms as a result of the applicable Asset Sale), and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount, and pay related fees and

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



reasonable expenses, multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of the Senior Notes outstanding on the date of such Asset Sale and the denominator of which is the sum of (1) the aggregate principal amount of the Senior Notes outstanding on the date of such Asset Sale, plus (2) the aggregate principal amount of any other Indebtedness of the Company or its Subsidiaries existing on the date of such Asset Sale that (w) is not retired under clause (A)(2)(ii) or (iii) of this sentence, (x) is Pari Passu with the Senior Notes, (y) is not assumed by the transferee in such Asset Sale with a concurrent release in full of the Company and its Subsidiaries therefrom, and (z) pursuant to the instruments relating thereto, is required to be repaid with the proceeds from such Asset Sale. An Asset Sale Offer may be deferred until the accumulated Asset Sale Offer Amounts from Asset Sales exceed ten million dollars ($10,000,000). Notwithstanding the foregoing provisions of this paragraph:

                               (i) the Company and its Subsidiaries may in the
                  ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

                              (ii) the Company and its Subsidiaries may convey,
                  sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, consolidations and sales of assets provisions in Section 6.1;

                             (iii) the Company and its Subsidiaries may sell or
                  dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable; and

                              (iv) the Company and its Subsidiaries may convey,
                  sell, transfer, assign or otherwise dispose of assets to the Company or any of its wholly-owned Subsidiaries.

                           Upon an Event of Loss incurred by the Company
or any of its Subsidiaries resulting in Net Cash Proceeds of more than seven million five hundred thousand dollars ($7,500,000), the Company shall make

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an offer (an "Event of Loss Offer"), within three hundred ten (310) days after such Event of Loss, to purchase for U.S. Legal Tender at a purchase price (the "Event of Loss Offer Price") of one hundred percent (100%) of principal amount, together with accrued interest to the date of payment (the "Event of Loss Purchase Date"), that principal amount of Senior Notes equal to the "Event of Loss Offer Amount," which shall mean, with respect to any Event of Loss, the product of (A)(1) the Net Cash Proceeds from such Event of Loss, minus (2) the sum of the amounts that, within two hundred seventy (270) days after such Event of Loss, are (i) invested in assets or property that is part of a Related Business of the Company or one of its Subsidiaries, (ii) used to retire Indebtedness outstanding under the Credit Agreement if, concurrently therewith, the amount of such Indebtedness permitted pursuant to paragraph (f) of Section
5.11 is permanently reduced by the amount so retired (and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount), or (iii) used to retire Indebtedness secured by the assets to which such Event of Loss relates (if required by its terms as a result of the applicable Event of Loss) and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount, and pay related fees and reasonable expenses, multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of the Senior Notes outstanding on the date of such Event of Loss and the denominator of which is the sum of (1) the aggregated principal amount of the Senior Notes outstanding on the date of such Event of Loss, plus (2) the aggregate principal amount of any other Indebtedness of the Company or its Subsidiaries existing on the date of such Event of Loss that is not retired under clause (A)(2)(ii) or (iii) of this sentence, (x) is Pari Passu with the Senior Notes and, pursuant to the instruments relating thereto, is required to be repaid with the proceeds of such Event of Loss. An Event of Loss Offer may be deferred until the accumulated Event of Loss Offer Amounts of all Events of Loss exceed ten million dollars ($10,000,000).

                      (b)  For the purposes of this Section 5.14,
"Minimum Accumulation Date" means each date on which the accumulated Asset Sale Offer Amounts or accumulated Event of Loss Offer Amounts, as applicable, exceed ten million dollars ($10,000,000). Not later than ten (10) Business Days after each Minimum Accumulation Date, the Company shall commence an Asset Sale Offer or Event of Loss Offer, as applicable, to the Holders to purchase,

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



on a pro rata basis, for U.S. Legal Tender, Senior Notes having a principal amount equal to the accumulated Asset Sale Offer Amount or Event of Loss Offer Amount, as applicable. Notice of an Asset Sale Offer or Event of Loss Offer, as applicable, shall be sent twenty (20) Business Days prior to the close of business on the Asset Sale Put Date or Event of Loss Put Date (each as defined below), as applicable, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. Each Asset Sale Offer and Event of Loss Offer shall remain open for twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Senior Notes pursuant to the Asset Sale Offer or Event of Loss Offer. The notice, which, to the extent consistent with this Indenture, shall govern the terms of an Asset Sale Offer or Event of Loss Offer, as applicable, shall state that:

                              (1) the Asset Sale Offer or Event of Loss Offer, as applicable, is being made pursuant to such notice and this
         Section 5.14;

                              (2) the Asset Sale Offer Amount or the Event of Loss Offer Amount, as applicable, the Asset Sale Offer Price or Event of Loss Offer Price, as applicable (including the amount of accrued and unpaid interest), the Asset Sale Put Date or Event of Loss Put Date, as applicable (which Asset Sale Put Date or Event of Loss Put Date shall be on or prior to thirty (30) Business Days following the Minimum Accumulation Date);

                             (3) any Senior Note or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                             (4) unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this clause (b), any Senior

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         Note, or portion thereof, accepted for payment pursuant to an Asset
         Sale Offer or Event of Loss Offer, as applicable, shall cease to accrue interest after the Asset Sale Purchase Date or Event of Loss Purchase Date, as applicable;

                            (5) Holders electing to have a Senior Note, or portion thereof, purchased pursuant to an Asset Sale Offer or Event of Loss Offer, as applicable, will be required to surrender their Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Paying Agent (which may not for purposes of this Section 5.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Purchase Date (the "Asset Sale Put Date") or the Event of Loss Purchase Date (the "Event of Loss Put Date");

                              (6) Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, up to the close of business one Business Day prior to the Asset Sale Put Date or Event of Loss Put Date, as applicable, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the Senior Note number, if in definitive form, the principal amount of the Senior Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing such Holder's election to have such principal amount of Senior Notes purchased;

                              (7)  if Senior Notes in a principal amount
         in excess of the principal amount of Senior Notes to be acquired pursuant to the Asset Sale Offer or Event of Loss Offer, as applicable, are tendered and not withdrawn, the Company shall purchase Senior Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of one thousand dollars ($1,000) or integral multiples of one

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



         thousand dollars ($1,000) shall be acquired);

                               (8) Holders whose Senior Notes were purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered; and

                               (9) The circumstances and relevant facts regarding such Asset Sale or Event of Loss, as applicable.

                  Any such Asset Sale Offer or Event of Loss Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                  On or before an Asset Sale Purchase Date or Event of Loss Purchase Date, as applicable, the Company shall (i) accept for payment Senior Notes or portions thereof properly tendered pursuant to the Asset Sale Offer or Event of Loss Offer, as applicable (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Asset Sale Offer Price or Event of Loss Offer Price, as applicable, for all Senior Notes or portions thereof so accepted and (iii) deliver to the Trustee Senior Notes so accepted together with an Officers' Certificate setting forth the Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Senior Notes so accepted payment in an amount equal to the Asset Sale Offer Price or Event of Loss Offer Price, as applicable, for such Senior Notes, and the Trustee shall promptly authenticate and mail or deliver to such Holders new Senior Notes equal in principal amount to any unpurchased portion of the Senior Notes surrendered. Any Senior Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                      (c)  If the amount required to acquire all
Senior Notes tendered by Holders pursuant to an Asset Sale Offer or Event of Loss Offer, as applicable (the "Acceptance Amount"), shall be less than the Asset Sale Offer Amount for such Asset Sale Offer, or Event of Loss Offer Amount for such Event of Loss, as applicable, the excess of such Asset Sale Offer Amount or Event of Loss Offer Amount, as applicable over the

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Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of this Indenture. Upon consummation of any Asset Sale Offer or Event of Loss Offer, as applicable, made in accordance with the terms of paragraph (b) above, the accumulated Asset Sale Offer Amount or the accumulated Event of Loss Offer Amount, as applicable, as of the Minimum Accumulation Date shall be reduced to zero and accumulations shall be deemed to recommence from the day next following such Minimum Accumulation Date.

Section 5.15               Limitation on Lines of Business.

          Neither the Company nor any of its Subsidiaries or Unrestricted Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than in a Related Business.

Section 5.16               Limitation on Status as Investment
Company.

          Neither the Company nor any of its Subsidiaries shall become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

Section 5.17               Restrictions on Issuance or Sale of Subsidiary Stock.

                  The Company shall not sell, and shall not permit any of its Subsidiaries to issue or sell, any shares of Capital Stock of any Subsidiary, other than common stock with no special rights and no preferences, privileges, or redemption or repayment provisions, to any Person other than the Company or a wholly-owned Subsidiary of the Company. Notwithstanding the foregoing, all of the Capital Stock of a Subsidiary may be sold in transaction that complies with
Section 5.14.

Section 5.18               Guarantee by Maryland Heights Subsidiary.

                  The Company shall cause the Maryland Heights Investment Subsidiary and the Maryland Heights Operating Subsidiary, which may be the same Subsidiary of the Company, to become Guarantors on the same basis as the Initial Guarantors and to execute supplemental indentures, in the form prescribed herein, and a

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Guarantee evidencing such obligations in the same form as the Guarantee executed by the Initial Guarantors with respect to the Senior Notes, in the form attached hereto as contained in Exhibit A, and deliver such executed supplemental indentures and Guarantees to the Trustee within five (5) Business Days after they become Subsidiaries, subject to the receipt of any approval required by any Gaming Authority, which the Company, the Maryland Heights Investment Subsidiary and the Maryland Heights Operating Subsidiary shall use their best efforts to obtain. Further, the Company shall cause the Maryland Heights Investment Subsidiary and the Maryland Heights Operating Subsidiary to be and remain wholly-owned Subsidiaries of the Company. However, the Company shall not have any obligation to cause the Maryland Heights Joint Venture Entity to become a Guarantor or execute such a supplemental indenture or Guarantee.

Section 5.19               SIRCC Guarantee.

                  The Company shall use all reasonable efforts, and shall cause SIRCC to use all reasonable efforts, to obtain all necessary approvals of Gaming Authorities in the State of Illinois for SIRCC to execute a Guarantee and a supplemental indenture, in the form prescribed herein, in favor of the Holders. Further, the Company shall cause SIRCC to execute such a Guarantee and supplemental indenture and deliver them to the Trustee upon receipt of such approvals. Until such time as SIRCC obtains such approval and executes and delivers such a Guarantee and supplemental indenture to the Trustee, the Company will not permit SIRCC to make any Investments (other than Investments in Cash Equivalents, Investments of the nature described in clauses (iv), (v) and (vi) in the proviso in the definition of "Restricted Payment" and the extension of credit to customers of Casinos consistent with industry practice in the ordinary course of business) or to conduct any operations other than SIRCC's operations at the Metropolis Complex, as such operations may be conducted from time to time.

Section 5.20               Additional Subsidiary Guarantors.

                  The Company shall cause each of its Subsidiaries created or acquired after the Issue Date to execute a Guarantee and a supplemental indenture, in the form prescribed herein, and to deliver copies of the supplemental indenture and guarantee to the Trustee, subject to the receipt of any approval required by any Gaming Authority, which the Company and

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its Subsidiaries shall use their best efforts to obtain.

Section 5.21               Rule 144A Information Requirement.

                  The Company shall furnish to the Holders of the Senior Notes and prospective purchasers of Senior Notes designated by the Holders of Transfer Restricted Senior Notes, upon their reasonable request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company either consummates an offer to exchange the Exchange Senior Notes for the Senior Notes or a registration statement relating to resales of the Senior Notes has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of the resale registration statement.


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                                   ARTICLE VI
                             SUCCESSOR CORPORATION

Section 6.1       Limitation on Consolidation, Merger and Sale of Assets.

                  Neither the Company nor any Subsidiary may consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets, whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

                               (i) if the transaction involves the Company or a
                  Guarantor, either (a) the Company or such Guarantor, as the case may be, is the continuing entity, and in the case of a Guarantor, (1) such Guarantor remains a Subsidiary of the Company, and (2) such Guarantor's Guarantee remains in full force and effect and the rights of the Holders thereunder and under the Senior Notes and this Indenture are not to be adversely affected as a result thereof, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Obligations of the Company or such Guarantor, as the case may be, in connection with the Senior Notes, this Indenture and any applicable Guarantee, and the rights of the Holders under the Senior Notes, this Indenture and any such Guarantee are not adversely affected as a result thereof;

                              (ii) no Default or Event of Default shall exist or
                  shall occur immediately after giving effect on a pro forma basis to such transaction;

                             (iii) other than in the case of a transaction
                  between the Company and a wholly-owned Subsidiary or between wholly-owned Subsidiaries of the Company, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company or such Subsidiary, as the case may be, immediately prior to such transaction;

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                              (iv) other than in the case of a transaction
                  solely between the Company and any wholly-owned Subsidiary or between wholly-owned Subsidiaries of the Company, the consolidated surviving or transferee entity would, immediately after giving effect to such transaction on a pro forma basis, be permitted to incur at least one dollar ($1.00) of additional Indebtedness pursuant to clause (ii) of paragraph
                  (a) of Section 5.11;

                               (v)  such transaction will not result in
                  the loss of any material Gaming License.

                  For purposes of this Section 6.1, the Consolidated Coverage Ratio shall be determined on a pro forma consolidated basis (giving pro forma effect to the transaction and any related incurrence of Indebtedness or Disqualified Capital Stock) for the four fiscal quarters that ended immediately preceding such transaction for which financial statements are available. Notwithstanding the foregoing, a Subsidiary shall not be subject to the foregoing restrictions in circumstances involving the disposition by the Company of such Subsidiary or a disposition of all or substantially all the assets of such Subsidiary in a transaction that is not prohibited by Section 5.14 herein.

Section 6.2       Successor Corporation Substituted.

                  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or a Guarantor that is subject to the foregoing restrictions contained in Section 6.1, the successor corporation formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture and the Senior Notes (including, without limitation, any Guarantee) with the same effect as if such successor corporation had been named therein as the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as applicable, will be released from its obligations under this Indenture, the Senior Notes and any applicable Guarantee, except as to any obligations that arise from or as a result of such transaction.


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                                  ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

Section 7.1       Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

                             (1) the failure by the Company to pay
         any installment of interest on the Senior Notes as and when due and payable and the continuance of any such failure for thirty
         (30) days;

                             (2) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Senior Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, pursuant to any Offer to Purchase, or otherwise;

                            (3) except as otherwise provided herein, the failure by the Company or any Guarantor to observe or perform any other covenant or agreement contained in the Senior
         Notes, this Indenture or any Guarantee, and subject to certain exceptions, the continuance of such failure for a period of thirty (30) days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Senior Notes outstanding;

                             (4) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Subsidiaries that individually or as a group constitute a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or such Significant Subsidiary under any bankruptcy

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         or similar law, and such decree or order shall have continued
         undischarged and unstayed for a period of sixty (60) days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or such Significant Subsidiary, or of the property of any such person, or for the winding up for liquidation of the affairs of any such person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of sixty (60) days;

                             (5) the Company or any of its Subsidiaries that individually or as a group constitute a Significant
         Subsidiary, shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent or fail generally to pay its debts as they become due;

                              (6) a default in the payment of principal, premium or interest when due that extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of the maturity of any Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of ten million dollars ($10,000,000);

                                (7) final, non-appealable, unsatisfied
         judgments not covered by insurance aggregating in excess of ten million dollars ($10,000,000), at any one time being rendered against the Company or

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         any of its Subsidiaries and not stayed, bonded or discharged within sixty (60) days; and

                              (8) the loss of the legal right to operate any Casino by the Company or any of its Subsidiaries and such loss continuing for more than ninety (90) consecutive days.

                  If a Default occurs and is continuing, the Trustee must, within ninety (90) days after the occurrence of such default, give to the Holders notice of such default; provided, however, that except in the case of a Default in payment of principal of or interest on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. Prior to the declaration of acceleration of the maturity of the Senior Notes, the Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Senior Note not yet cured, or a default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Senior Note affected. Subject to the provisions of Article VIII relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Senior Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Company shall be required to file annually with the Trustee a certificate as to the performance by the Company and the Guarantors of certain of their obligations under this Indenture and as to any default in such performances.

                  The Company shall, within thirty (30) days following the end of each of its fiscal years, file with the Trustee an Officers' Certificate certifying that the Company and each of the Guarantors have performed all of their obligations under this Indenture

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in all material respects and that no Event of Default has occurred during the preceding fiscal year, or in the event any such Event of Default has occurred, the facts and circumstances resulting in such Event of Default.

Section 7.2       Acceleration of Maturity Date; Rescission and Annulment.

                  If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 7.1(4) or (5)), then in every such case, unless the principal of all of the Senior Notes shall have already become due and payable, either the Trustee or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Senior Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and accrued interest thereon to be due and payable immediately. If an Event of Default specified in Section 7.1(4) or (5) occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Senior Notes without any declaration or other act on the part of the Trustee or the Holders.

                  At any time after such declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Seven, the Holders of no less than a majority in aggregate principal amount of the Senior Notes then outstanding, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, an Event of Default or an event that with notice or lapse of time or both would become an Event of Default if:

                           (1)      the Company has paid or deposited
         with the Trustee a sum sufficient to pay

                        (A) all overdue interest on all Senior Notes,

                        (B) the principal of (and premium, if
                      any) applicable to any Senior Notes that would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Senior Notes,

                        (C) to the extent that payment of
                      such interest is lawful, interest upon

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                       overdue interest at the rate borne by
                       the Senior Notes, and

                          (D) all sums paid or advanced by the
                       Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                           (2) all Events of Default, other than the non-payment of amounts that have come due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

Notwithstanding the previous sentence of this Section 7.2, no waiver shall be effective for any Event of Default or event that with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Note, unless all such affected Holders agree, in writing, to waive such Event of Default or event. No such waiver shall cure and waive any subsequent default or impair any right consequent thereon.

Section 7.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company covenants that if an Event of Default in payment of principal, premium or interest specified in Section 7.1(1) or (2) occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Senior Notes, the whole amount then due and payable on such Senior Notes for principal, premium (if any), and interest, and, to the extent that any interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Senior Notes, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to, and expenses, disbursements and advances of, the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts promptly upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute

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such proceedings to judgment or final decree and may enforce the same against the Company or any other obligor upon the Senior Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Senior Notes, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 7.4       Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Senior Notes or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions under the TIA, including

                               (i) to file and prove a claim for the whole
                  amount of principal (and premium, if any) and interest owing and unpaid in respect of the Senior Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                              (ii)  to collect and receive any moneys
                  or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay

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the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.5       Trustee May Enforce Claims Without Possession of Senior Notes.

                  All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

Section 7.6       Priorities.

                  Any money collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Senior Notes and the notion thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST: To the Trustee in payment of (I) all amounts due pursuant to
Section 8.7 and (ii) all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Trustee in collecting any monies due hereunder;

       SECOND: To the Holders in payment of the amount then due and unpaid for principal of, premium, if any, and interest on, the Senior Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of


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any kind, according to the amounts due and payable on such Senior Notes for principal, premium, if any, and interest, respectively; and

       THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

Section 7.7       Limitation on Suits.

                  No Holder of any Senior Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                                       (A)  such Holder has previously
                           given written notice to the Trustee of a continuing Event of Default;

                                       (B) the Holders of not less than
                           twenty-five percent (25%) in principal amount of then outstanding Senior Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                                       (C) such Holder or Holders have offered
                           to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably likely to be incurred in compliance with such request;

                                       (D) the Trustee for sixty (60) days after
                           its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                                       (E) no direction inconsistent with such
                           written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Senior Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to

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enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 7.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision of this Indenture, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on, such Senior Note on the Maturity Dates or Interest Payment Dates, as applicable, of such payments as are expressed in such Senior Note (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Offer Price, on the applicable Change of Control Payment Date, in the case of an Asset Sale, the Asset Sale Purchase Date and in the case of an Event of Loss, the Event of Loss Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 7.9       Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.10               Delay or Omission Not Waiver.

                  No delay or omission by the Trustee or by any Holder of any Senior Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


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Section 7.11      Control by Holders.

                  The Holder or Holders of a majority in aggregate principal amount of then outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee; provided, however, that

                             (1) such direction shall not be in conflict with any applicable law or with this Indenture,

                             (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                             (3) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.12       Waiver of Past Default.

                  Subject to Section 7.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes may, by written notice to the Trustee on behalf of the Holders, prior to the declaration of the maturity of the Senior Notes, waive any past Default hereunder and its consequences, except a Default

                                       (A) in the payment of the principal of,
                           premium, if any, or interest on, any Senior Note as specified in clauses (1) and (2) of Section 7.1, or

                                       (B) in respect of a covenant or provision
                           hereof which, under Article X, cannot be modified or amended without the consent of the Holder of each outstanding Senior Note affected.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.


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Section 7.13      Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Senior Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 7.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of the outstanding Senior Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium, if any, or interest on, any Senior Note on or after the Maturity Date of such Senior Note.

Section 7.14      Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


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                                  ARTICLE VIII
                                    TRUSTEE

                  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section 8.1       Duties of Trustee.

                      (a)  If a Default or an Event of Default has
occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                      (b)  Except during the continuance of a
Default or an Event of Default:

                  (1) The Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture that are adverse to the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                      (c)  The Trustee may not be relieved from
liability for its own negligent action, its negligent failure to act or its own willful misconduct, except that:

                               (i)  This clause does not limit the
                  effect of paragraph (b) of this Section 8.1;

                              (ii) The Trustee shall not be liable for any error
                  of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and


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                             (iii) The Trustee shall not be liable with respect
                  to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.12.

                      (d)  The Trustee shall cooperate fully and
completely with, provide any information required by, and comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law.

                      (e)  No provision of this Indenture shall
require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                      (f) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (e) of this Section 8.1.

                      (g)  The Trustee shall not be liable for
interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 8.2       Rights of Trustee.

                  Subject to Section 8.1:

                      (a)  The Trustee may rely on any document
believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                      (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.4 and 14.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.


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                      (c)  The Trustee may act through its attorneys and agents
and shall not be responsible for the misconduct or negligence of any agent appointedwith due care.

                      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

                      (e)  The Trustee shall not be bound to make
any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

                      (g)  Except with respect to Section 5.1, the
Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article V hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.1, 7.1(1) and 7.1(2), or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification or obtained actual knowledge.

Section 8.3       Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company, any Guarantor, any of their respective Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

Section 8.4       Trustee's Disclaimer.


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          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, and it shall not be responsible for any statement in the Senior Notes, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

Section 8.5       Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within ninety (90) days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Senior Note (including the payment of the Change of Control Offer Price on the Change of Control Payment Date, the Redemption Price on the Redemption Date, the Asset Sale Offer Amount on the Asset Sale Purchase Date and the Event of Loss Offer Amount on the Event of Loss Purchase Date, as the case may be), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders.

Section 8.6       Reports by Trustee to Holders.

                  If required by law, within sixty (60) days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA ss. 313(a). If required by law, the Trustee also shall comply with TIA ss.ss. 313(b) and 313(c). The Company shall promptly notify the Trustee in writing if the Senior Notes become listed on any stock exchange or automatic quotation system. A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Senior Notes are listed.

Section 8.7       Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances

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incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

                  The Company shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Senior Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Senior Notes.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

                  The Company's obligations under this Section 8.7 and any lien arising hereunder shall

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survive the resignation or removal of the Trustee, the discharge of the
Company's obligations pursuant to Article IX of this Indenture and any rejection or termination of this Indenture under any applicable Bankruptcy Law.

Section 8.8       Replacement of Trustee.

                  The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Senior Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                               (1)  the Trustee fails to comply with
         Section 8.1 or 8.10;

                               (2) the Trustee is adjudged bankrupt or
         insolvent;

                               (3) a receiver, Custodian or other public officer takes charge of the Trustee or its property;

                               (4) the Trustee becomes incapable of acting; or

                               (5) the Trustee seeks an increase in its fee for administering this Indenture which increase is not mutually agreed upon.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Holder or Holders of a majority in principal amount of the Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company in accordance with the foregoing provisions.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 8.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor

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Trustee shall have all the rights, powers and duties of the Trustee under this
Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                  If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least ten percent (10%) in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

Section 8.9       Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

Section 8.10       Eligibility; Disqualification.

          The Trustee shall at all times satisfy the requirements of TIA ss. 310(a)(1) and TIA ss. 310(a)(5). The Trustee shall have a combined capital and surplus of at least twenty-five million dollars ($25,000,000) as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

Section 8.11      Preferential Collection of Claims against Company.

          The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or has been removed shall be subject to TIA ss. 311(a) to the extent indicated.


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                                   ARTICLE IX
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.1       Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company may at its option at any time elect to have Section 9.2 or
Section 9.3 applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article IX.

Section 9.2       Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 9.1 of the option applicable to this Section 9.2, the Company and the Guarantors shall be deemed to have been discharged from their obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, and this Indenture shall cease to be of further effect as to all outstanding Senior Notes and Guarantees except as to rights of Holders to receive payments which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive solely from the trust fund described in
Section 9.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (b) the Company's obligations with respect to such Senior Notes under Sections 2.4, 2.6, 2.7, 2.10 and 6.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article IX. Subject to compliance with this Article IX, the Company may exercise its option under this
Section 9.2 notwithstanding the prior exercise of its option under Section 9.3 with respect to the Senior Notes.


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Section 9.3       Covenant Defeasance.

          Upon the Company's exercise under Section 9.1 of the option applicable to this Section 9.3, the Company shall be released from its obligations under the covenants contained in Sections 5.3, 5.6, 5.7, 5.8, 5.10, 5.11, 5.12, 5.13,
5.14, 5.15, 5.16, 5.17, 5.18, 5.19 and 5.20 and Article VI with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.1 of the option applicable to this
Section 9.3, Section 7.1(3) (to the extent it relates to the foregoing listed covenants) and Sections 7.1(4) through 7.1(8) shall not constitute Events of Default.

Section 9.4       Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 9.2 or Section 9.3 to the outstanding Senior Notes:

                      (a) the Company shall irrevocably deposit or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this Article IX applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (a) U.S. Legal Tender in an amount, or (b) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later

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than one day before the due date of any payment, U.S. Legal Tender in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of, premium, if any, and interest on the outstanding Senior Notes on the stated date for payment thereof or on the redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest on such Senior Notes, and the Trustee on behalf of the Holders must have a valid, perfected, exclusive security interest in such trust; provided, however, that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender and the proceeds of such U.S. Government Obligations to said payments with respect to the Senior Notes.

                      (b)  in the case of an election under
Section 9.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                      (c)  in the case of an election under
Section 9.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                      (d)  no Default or Event of Default with
respect to the Senior Notes shall have occurred and be

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continuing on the date of such deposit or, insofar as Sections 7.1(4) and 7.1(5)
are concerned, at any time in the period ending on the ninety-first (91st) day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                      (e)  such Legal Defeasance or Covenant
Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                      (f)  the Company shall have delivered to the
Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 9.2 or 9.3 was not made with the intent of preferring the Holders of such Senior Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                      (g)  the Company shall have delivered to the
Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.2 or the Covenant Defeasance under Section 9.3 (as the case may be) have been complied with as contemplated by this Section 9.4.

Section 9.5 Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 9.6, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to Section 9.4 in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the

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Company any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 9.4 that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereto delivered to the Trustee (which may be the opinion delivered under Section 9.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.6       Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two (2) years after such principal, and premium, if any, or interest has become due and payable, shall be paid to the Company on its request, and the Holder of such Senior Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the issuers.

Section 9.7       Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.2 or 9.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 9.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 9.2 and 9.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the

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rights of the Holders of such Senior Notes to receive such payment from the Cash held by the Trustee or Paying Agent.

Section 9.8       Termination of Obligations Upon Cancellation of the Senior
Notes.

                  In addition to the Company's rights under Sections 9.2 and 9.3, the Company and the Guarantors may terminate all of their obligations under this Indenture (subject to Section 9.7) when:

                            (1) either (a) all such outstanding Senior Notes theretofore authenticated and delivered (other than Senior Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation, or (b) all such Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Senior Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity of the Senior Notes;

                            (2) the Company has paid all sums payable hereunder; and

                              (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (other than in-house counsel), each stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, this Indenture or any other instrument to which the Company, any Guarantor or any of their Subsidiaries is a party or by which it or their property is bound.


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                                   ARTICLE X
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.1       Supplemental Indentures Without Consent of Holders.

                  Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may amend or supplement the Indenture or the Senior Notes for any of the following purposes:

                                (1) to cure any ambiguity, defect, or
         inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                               (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, or to provide any additional rights or benefits to the Holders, or to make any other change that does not adversely affect the rights of any Holder;
         provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                               (3) to provide for additional collateral for or additional Guarantors of the Senior Notes;

                               (4) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

                               (5) to evidence the succession of another person to the Company, and the assumption by any such successor of the Obligations of the Company herein and in the Senior Notes in accordance with Article VI;

                               (6) to comply with the TIA; or

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                            (7) to set out the form of the Exchange Notes
and to set forth such other matters as may be necessary or desirable in connection with the Exchange Offer.

Section 10.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

                  Subject to Section 7.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes then outstanding, by written act of said Holders delivered to the Company and the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), the Company and the Guarantors, when authorized by Board Resolutions, and the Trustee, may amend or supplement this Indenture or the Senior Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Senior Notes or of modifying in any manner the rights of the Holders under this Indenture or the Senior Notes. Subject to
Section 7.8 and the last sentence of this paragraph, the Holder or Holders of a majority in principal amount of then outstanding Senior Notes may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Senior Notes. Notwithstanding the foregoing provisions of this Section 10.2, without the consent of the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of outstanding Senior Notes, no such amendment, supplemental indenture or waiver shall change any provision of Article VII or Article XIII or (except for the Stated Maturity which is governed by clause (4) below) extend any Maturity Date of any Senior Note, and without the consent of the Holder of each outstanding Senior Note affected thereby, no such amendment, supplemental indenture or waiver shall:

                             (1) reduce the percentage in principal
         amount of Senior Notes, the consent of whose Holders is required for any amendment, supplement or waiver provided for in this Indenture or the Senior Notes;

                             (2) reduce the rate or extend the time for payment of interest on any Senior Note;

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                             (3) reduce the principal amount of any Senior
         Note or reduce any Purchase Price;

                             (4) change the Stated Maturity of any Senior Note;

                             (5) alter the redemption provisions of Article III in a manner that adversely affects the rights of any Holder of Senior Notes;

                            (6) make any changes in the provisions
         concerning waivers of Defaults or Events of Default by Holders of the Senior Notes or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Senior Note or otherwise impair the right to institute suit for enforcement of any such payment whether on or after the Stated Maturity thereof, the Redemption Date thereof, or otherwise, in a manner that adversely affects the rights of any Holder of Senior Notes;

                            (7) make any changes in Section 7.4, 7.7 or this third sentence of this Section 10.2 in a manner that adversely affects the rights of any Holder of Senior Notes;

                             (8) make the principal of, premium, if any, or the interest on, any Senior Note payable with anything, at any place of payment or in any manner other than as provided for in this Indenture and the Senior Notes as in effect on the date hereof;

                            (9) except as expressly permitted by this Indenture, make the Senior Notes subordinated in right of payment to any extent or under any circumstances to any other indebtedness;

                            (10) make any changes in the provisions of Article XII in a manner that adversely affects the rights of any Holder of Senior Notes; or

                            (11) make any changes in the provisions of
         Section 5.14 regarding an

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         Asset Sale Offer or an Event of Loss Offer in a manner that adversely affects the rights of any Holder of Senior Notes.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                  After an amendment, supplement or waiver under this Section
10.2 or 10.4 becomes effective, it shall bind each Holder.

                  In connection with any amendment, supplement or waiver under this Article X, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

Section 10.3       Compliance with TIA.

                  Every amendment, waiver or supplement of this Indenture or the Senior Notes shall comply with the TIA as then in effect.

Section 10.4      Revocation and Effect of Consents.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same indebtedness as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Senior Note or portion of such Holder's Senior Note by written notice to the Company or the person designated by the Company as the person to whom consents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers' Certificate

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certifying that the Holders of the requisite principal amount of Senior Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(1) through (10) of Section 10.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Senior Note who has consented to it and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same indebtedness as the consenting Holder's Senior Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Senior Note, on or after the respective dates set for such amounts to become due and payable expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 10.5      Notation on or Exchange of Senior Notes.

                  If an amendment, supplement or waiver changes the terms of a Senior Note, the Trustee may require the Holder of the Senior Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Senior Note. The Trustee may place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Note shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Senior Note shall not affect the validity of such amendment,

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supplement or waiver.

Section 10.6      Trustee to Sign Amendments, Etc.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article X; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture.


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                                   ARTICLE XI
                              MEETINGS OF HOLDERS

Section 11.1      Purposes for Which Meeting May Be Called.

                  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article XI for any of the following purposes:

                      (a)  to give any notice to the Company, any
Guarantor or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VII;

                      (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VIII;

                      (c)  to consent to any amendment, supplement
or waiver pursuant to the provisions of Section 10.2;
or

                      (d)  to take any other action (i) authorized
to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Senior Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) that the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

Section 11.2       Manner of Calling Meetings.

                  The Trustee may at any time call a meeting of Holders to take any action specified in Section 11.1, to be held at such time and at such place in The City of New York, State of New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, the Guarantors and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than ten (10) nor more than sixty (60) days prior to the date fixed for a meeting. The Company shall pay the reasonable costs and expenses of preparing and mailing such notice.


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                  Any meeting of Holders shall be valid without notice if the
Holders of all Senior Notes then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Senior Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 11.3      Call of Meetings by Company or Holders.

                  In case at any time the Company, pursuant to a Board Resolution, or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Senior Notes then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or the Holders of Senior Notes in the amount above specified may determine the time and place in The City of New York, State of New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 11.2, or by causing notice thereof to be published at least once in each of two (2) successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five (5) days a week of a general circulation in The City of New York, State of New York, the first such publication to be not less than ten (10) nor more than sixty (60) days prior to the date fixed for the meeting.

Section 11.4      Who May Attend and Vote at Meetings.

                  To be entitled to vote at any meeting of Holders, a person shall (a) be a registered Holder of one or more Senior Notes, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Senior Notes. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Guarantors and their counsel.

Section 11.5      Regulations May Be Made by Trustee;

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Conduct of the Meeting; Voting Rights; Adjournment.

                  Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Senior Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Senior Notes entitled to vote at such meeting, in which case those and only those persons who are Holders of Senior Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

                  The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 11.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Senior Notes represented at the meeting and entitled to vote.

                  At any meeting each Holder or proxy shall be entitled to one vote for each one thousand dollar ($1,000) principal amount of Senior Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Senior Notes challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Senior Notes held by him or her or instruments in writing as aforesaid duly designating him or her as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 11.2 or
Section 11.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Senior Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.


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Section 11.6      Voting at the Meeting and Record to Be Kept.

                  The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Senior Notes or of their representatives by proxy and the principal amount of the Senior Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 11.2 or published as provided in Section 11.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 11.7 Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

                  Nothing contained in this Article XI shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Senior Notes.


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                                  ARTICLE XII
                          RIGHT TO REQUIRE REPURCHASE

Section 12.1 Repurchase of Senior Notes at the Option of the Holder Upon a Change of Control.

                      (a)  In the event that a Change of Control
has occurred, each Holder of Senior Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer") to require the Company to repurchase all or any part of such Holder's Senior Notes on the date that is no later than thirty (30) Business Days after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a cash price equal to one hundred one percent (101%) of the principal amount thereof (the "Change of Control Offer Price"), plus accrued and unpaid interest, if any, to and including the Change of Control Payment Date. Upon expiration of the Change of Control Offer Period, the Company shall purchase all Senior Notes tendered in response to the Change of Control Offer.

                      (b)  In the event that, pursuant to this
Section 12.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 12.1 as follows:

                               (1) the Change of Control Offer shall commence within ten (10) Business Days following the Change of Control;

                               (2) the Change of Control Offer shall remain open for twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period");

                              (3) within five (5) Business Days following the expiration of a Change of Control Offer, the Company shall purchase all of the tendered Senior Notes at the Change of Control Offer Price, plus accrued interest;

                              (4) if the Change of Control Payment
         Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person

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         in whose name a Senior Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Senior Notes pursuant to the Change of Control Offer;

                             (5) the Company shall use its best
         efforts to provide the Trustee with notice of the Change of Control Offer at least five (5) Business Days before the commencement of any Change of Control Offer; and

                              (6) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of any Change of Control Offer and shall state:

                               (i) that the Change of Control Offer is being
                  made pursuant to this Section 12.1 and that all Senior Notes or portions thereof tendered will be accepted for payment;

                              (ii) the Change of Control Offer Price (including
                  the amount of accrued and unpaid interest), the Change of Control Payment Date and the Change of Control Put Date (as defined below);

                             (iii)  that any Senior Note, or portion
                  thereof, not tendered or accepted for payment will continue to accrue interest;

                              (iv) that, unless the Company defaults in
                  depositing U.S. Legal Tender with the Paying Agent in accordance with the last paragraph of this clause (b), or such payment is prevented for any reason, any Senior Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                               (v) that Holders electing to have a Senior Note,
                  or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Senior Note, with

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                  the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Paying Agent (which may not for purposes of this Section 12.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the fifth (5th) Business Day prior to the Change of Control Payment Date and (b) the fifth (5th) Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                              (vi) that Holders will be entitled to withdraw
                  their election, in whole or in part, if the Paying Agent receives, prior to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Senior Notes purchased; and

                             (vii)  a brief description of the events
                  resulting in such Change of Control.

                  Any such Change of Control Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                  On or before the Change of Control Payment Date, the Company shall (i) accept for payment Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of business on the Change of Control Put Date, (ii) deposit with the Paying Agent U.S. Legal Tender or Cash Equivalents sufficient to pay the Change of Control Offer Price (together with accrued and unpaid interest) of all Senior Notes so tendered and
(iii) deliver to the Trustee Senior Notes so accepted together with an Officers' Certificate listing the Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Senior Notes so accepted payment in an

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amount equal to the Change of Control Offer Price (together with accrued and unpaid interest), and the Trustee shall promptly authenticate and mail or deliver to such Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered. Any Senior Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Offer Period expires, by causing notice thereof to be published at least once in each of two (2) successive calendar weeks (on any Business Day during such week) in a newspaper or newspapers printed in the English language, customarily published at least five (5) days a week of a general circulation in The City of New York, State of New York.


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                                  ARTICLE XIII
                                   GUARANTEE

Section 13.1         Guarantee.

                      (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (the "Guarantee") to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of the Company under this Indenture or the Senior Notes, that: (x) the principal and premium (if any) of and interest on the Senior Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon an Offer to Purchase, or otherwise; (y) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Senior Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Senior Notes; and (z) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

                      (b)  Each Guarantor hereby agrees that its
obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this

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Guarantee will not be discharged except by complete performance of the obligations contained in the Senior Notes and this Indenture.

                      (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

                      (d)  It is the intention of each Guarantor
and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small

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capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

Section 13.2      Execution and Delivery of Guarantee.

                  To evidence its Guarantee set forth in Section 13.1, each Guarantor agrees that a notation of such Guarantee substantially in the form annexed hereto as contained in Exhibit A shall be endorsed on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by two (2) Officers or an Officer and an Assistant Secretary by manual or facsimile signature.

                  Each Guarantor agrees that its Guarantee set forth in Section
13.1 shall remain in full force and effect and shall apply to all the Senior Notes notwithstanding any failure to endorse on each Senior Note a notation of such Guarantee.

                  If an Officer whose signature is on a Senior Note no longer holds that office at the time the Trustee authenticates the Senior Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

                  The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 13.3       Certain Bankruptcy Events.

                  Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.

Section 13.4        Release of Guarantors.

                      (a)  If a Subsidiary is designated an
Unrestricted Subsidiary in accordance with the provisions of this Indenture and such Unrestricted Subsidiary is not an Initial Guarantor, the Trustee, at

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the Company's direction, shall cause such designated Unrestricted Subsidiary's
Guarantee to be released and be of no further force and effect and such Unrestricted Subsidiary shall no longer be deemed to be a Subsidiary or Guarantor unless and until such designated subsidiary is designated a Subsidiary.

                      (b)  If all the Capital Stock of a Guarantor
is sold by the Company or any Subsidiary or upon the consolidation or merger of a Guarantor with or into any other person other than the Company or a Subsidiary, in circumstances where such sale, consolidation or merger is not prohibited by Section 5.14, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee and this Indenture without any further action required on the part of the Trustee or any Holder.


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                                  ARTICLE XIV
                                 MISCELLANEOUS

Section 14.1      TIA Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

Section 14.2       Notices.

                  Any notices or other communications to the Company, the Guarantors or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company or any Guarantor:

                  Players International, Inc.
                  3900 Paradise Road
                  Suite 135
                  Las Vegas, NV  89109
                  Attn:  Chief Financial Officer

                  if to the Trustee:

                  First Fidelity Bank, National Association
                  123 South Broad Street, 12th Floor
                  Philadelphia, PA  19109
                  Attention:  Corporate Trust Administration

                  The Company, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered by, if telexed; when receipt is acknowledged, if telecopied; and five (5) Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressees).

                  Any notice or communication mailed to a Holder shall be mailed to such person by first class mail or other equivalent means at such person's address

PH02/71453.3
                                       116
as it appears on the registration books of the Registrar and shall be sufficiently given to such person if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 14.3       Communications by Holders with Other Holders.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

Section 14.4       Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                                (1) an Officers'
         Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                               (2) an Opinion of
         Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.5       Statements Required in Certificate of Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                             (1)  a statement that the person making such
         certificate or opinion has read such covenant or condition;

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                                          117

                             (2)  a brief statement as to the nature and
         scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                             (3)  a statement that, in
         the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                             (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 14.6     Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 14.7     Legal Holidays.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 14.8     Governing Law.

          THIS INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN

PH02/71453.3
                                     118

THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SENIOR NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 14.9      No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company, the Guarantors or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10     No Recourse Against Others.

                  No direct or indirect stockholder, incorporator, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the Obligations of the Company or the Guarantors under this Indenture or the Senior Notes by reason of his, her or its status as such stockholder, incorporator, employee, officer or director. Each Holder by accepting a Senior Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Senior Notes.

Section 14.11     Successors.

                  All agreements of the Company and the Guarantors in this Indenture and the Senior Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.12     Duplicate Originals.

                  All parties may sign any number of copies or

PH02/71453.3
                                     119
counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 14.13      Severability.

                  In case any one or more of the provisions in this Indenture or in the Senior Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 14.14     Table of Contents, Headings, Etc.

                  The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.



PH02/71453.3
                                      120

                                   SIGNATURE

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                            PLAYERS INTERNATIONAL, INC.

                                            By:
                                            ---------------------------
                                            Name:
                                            Title:

                                            FIRST FIDELITY BANK, NATIONAL
                                              ASSOCIATION, as Trustee

                                            By:
                                            ---------------------------
                                            Name:
                                            Title:

                                            GUARANTORS:

                                            PLAYERS LAKE CHARLES, INC.

                                            By:________________________
                                            Name:
                                            Title:

                                            PLAYERS RIVERBOAT MANAGEMENT, INC.

                                            By:__________________________
                                            Name:
                                            Title:

PH02/71453.3

                                            PLAYERS RIVERBOAT, INC.

                                            By:___________________________
                                            Name:
                                            Title:

                                            PLAYERS RIVERBOAT, LLC
                                            By: Players Riverboat
                                            Management, Inc.

                                            By:__________________________
                                            Name:
                                            Title:

                                            SHOWBOAT STAR PARTNERSHIP

                                            By: Players Riverboat, LLC
                                            By: Players Riverboat
                                            Management, Inc.
                                            By:________________________
                                            Name:
                                            Title:


                                            By: Players Riverboat
                                            Management, Inc.

                                            By:__________________________
                                            Name:
                                            Title:

                                            PLAYERS NEVADA, INC.

                                            By:__________________________
                                            Name:
                                            Title:

                                            PLAYERS MESQUITE GOLF CLUB, INC.

                                            By:__________________________
                                            Name:
                                            Title:

                                            PLAYERS MESQUITE LAND, INC.

                                            By:___________________________
                                            Name:
                                            Title:

                                            PLAYERS INDIANA, INC.


PH02/71453.3

                                           By:___________________________
                                           Name:
                                           Title:


PH02/71453.3

                                           PLAYERS MICHIGAN CITY, INC.

                                           By:___________________________
                                           Name:
                                           Title:

                                           PLAYERS MICHIGAN CITY
                                           MANAGEMENT, INC.
                                           By:___________________________
                                           Name:
                                           Title:

                                           PLAYERS BLUEGRASS DOWNS, INC.

                                           By:___________________________
                                           Name:
                                           Title:

                                           RIVER BOTTOM, INC.

                                           By:__________________________
                                           Name:
                                           Title:

                                           PLAYERS MARYLAND HEIGHTS, INC.

                                           By:_________________________
                                           Name:
                                           Title:



PH02/71453.3

Exhibit A
                              FORM OF SENIOR NOTE
                          PLAYERS INTERNATIONAL, INC.
                              10 7/8% SENIOR NOTES
                                    DUE 2005

                  Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Senior Note may not be transferred except as a whole by the Depository to the nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC") or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.1

         THE SENIOR NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SENIOR NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY
- --------
1    This paragraph should only be added if the Senior is issued in global form.

PH02/71453.3

         BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS
         DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT
         PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT
         OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE
         IS GIVEN THAT THE TRANSFER IS BEING MADE IN
         RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER
         AVAILABLE EXEMPTION FROM THE REGISTRATION
         REQUIREMENTS, OF THE SECURITIES ACT, SUBJECT TO
         THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY
         SUCH OFFER, SALE OR TRANSFER PURSUANT TO
         CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION
         OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION
         SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE
         FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE
         FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY
         IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO
         THE TRUSTEE. THESE SENIOR NOTES MAY BE HELD OR
         TRANSFERRED ONLY IN COMPLIANCE WITH APPLICABLE
         GAMING LAWS.2
- --------
         2        This paragraph should be included only for the Original
                  Senior Notes.

PH02/71453.3

No.
         $

                  Players International, Inc., a Nevada corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______, or registered assigns, the principal sum of _________ Dollars, on April 15, 2005.

                  Interest Payment Dates:  April 15 and October
15.
                  Record Dates: April 1  and  October 1.

                  Reference is made to the further provisions of this Senior Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.
Dated:  ______________, 1995

                                      PLAYERS INTERNATIONAL, INC.


                                      By: _________________________
                                      Title: ______________________

Attest:

- ------------------------
Secretary


               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Senior Notes described in the within-mentioned Indenture.
Dated:  _______

                                     --------------------------------
                                                           , as Trustee

                                    By: ____________________________

                                            Authorized Signatory

PH02/71453.3

                             [REVERSE SIDE OF NOTE]

                          PLAYERS INTERNATIONAL, INC.

                              10 7/8% Senior Note

                                    due 2005

1.       Interest.

         Players International, Inc., a Nevada corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 10 7/8% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 7/8% per annum compounded semi-annually.

         The Company will pay interest semi-annually on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing October 15, 1995. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from April 17, 1995. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

3.       Paying Agent and Registrar.

         Initially, First Fidelity Bank, National

PH02/71453.3

Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

         The Company issued the Securities under an Indenture, dated as of April 10, 1995 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. Capitalized terms herein have the meanings ascribed to such terms in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement thereof. The Securities are senior unsecured obligations of the Company limited in aggregate principal amount to $150,000,000 and are unconditionally guaranteed by certain of the Company's present, and all of the Company's future, Subsidiaries.

5.       Redemption.

         The Securities may be redeemed in whole or, from time to time, in part, at any time on or after April 15, 2000, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below, if redeemed during the 12-month period commencing April 15 of each of the years indicated below, in each case, plus any accrued but unpaid interest to the Redemption Date. Except as otherwise provided in the next paragraph, the Securities may not otherwise be redeemed.

                           Year                                                 Redemption Price
                           ----                                                 ----------------
         2000                                                                       104.078%
         2001                                                                       102.719%
         2002                                                                       101.359%
         2003 and thereafter                                                        100.000%

         The Securities may also be redeemed at any time if the ownership of any of the Securities by any person or entity will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or

PH02/71453.3
conditions on such license, permit or approval, as determined by any Governmental Authority or the Board of Directors of the Company (including, without limitation, such Holder failing to qualify or to be found suitable under applicable Gaming Laws).

         Any redemption of the Securities will comply with Article III of the Indenture.

6.       Notice of Redemption.

         Notice of redemption will be sent by first class mail, postage prepaid, at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date to each Holder whose Securities are to be redeemed (unless a shorter notice shall be required by any Governmental Authority) at such Holder's last address as then shown upon the Company's registry books. Securities may be redeemed in part in multiples of $1,000 only.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on or before such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest to the Redemption Date.

7.       Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III of the Indenture, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning fifteen (15) Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XII or Section 5.14 of the Indenture or a notice of the Company's intent to redeem Senior Notes pursuant to
Article III of the Indenture and ending at the close of business on the

PH02/71453.3
day of such mailing.

8.       Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of the Security for all purposes.

9.       Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.

         If the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company and the Guarantors will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of, premium, if any, and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its and the Guarantors' obligations discharged with respect to outstanding Securities by defeasing the Securities, as more fully described in Article IX of the Indenture.

11.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holder or Holders of not less than a majority in aggregate principal amount of the Securities then outstanding. Subject to Section 7.8 of the Indenture, the Holder or Holders of a majority in principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of the Indenture or the Securities. Notwithstanding the foregoing, and subject to the provisions of
Section 10.2 of the Indenture, without the consent of the Holders of at least sixty-six and

PH02/71453.3
two-thirds percent (66-2/3%) of the aggregate principal amount of then outstanding Securities, no such amendment, supplemental indenture or waiver shall change any provision of Article VII or Article XIII of the Indenture or extend any Maturity Date of any Senior Note. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.      Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Company and the Guarantors to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.      Ranking.

         Payment of principal of, premium, if any, and interest on the Securities ranks Pari Passu in right of payment with all present and future senior Indebtedness of the Company and senior to all future subordinated Indebtedness of the Company. The payment of the principal of, premium, if any, and interest on the Securities is unconditionally guaranteed on a senior unsecured basis by certain of the present and all future Subsidiaries of the Company, as more fully set forth in the Indenture. The Guarantees will rank Pari Passu with all existing and future senior Indebtedness of the Guarantors and senior to all future subordinated Indebtedness of the Guarantors.

14.      Repurchase at Option of Holder.

         (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to

PH02/71453.3
the Change of Control Payment Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (b) The Indenture imposes certain limitations on the ability of the Company or any of its Subsidiaries to sell assets or to incur an Event of Loss. In the event the Net Cash Proceeds from an Asset Sale or Event of Loss exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale or Event of Loss in its business or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

15.      Gaming Laws.

         The rights of the Holder of this Security and any owner of any beneficial interest in this Security are subject to the Gaming Laws and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

16.      Defaults and Remedies.

         If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of Securities then outstanding may declare all principal and interest thereon to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before the Trustee enforces the Indenture or the Securities. Subject to certain limitations, Holders of not less than a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their

PH02/71453.3
interest.

17.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.      Successors.

         When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

19.      No Recourse Against Others.

         No direct or indirect stockholder, incorporator, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the Obligations of the Company or the Guarantors under this Indenture or the Senior Notes by reason of his, her or its status as such stockholder, incorporator, employee, officer or director. Each Holder by accepting a Senior Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Senior Notes.

20.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

21.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification

PH02/71453.3

Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.      Additional Rights of Holders of Transfer
Restricted Securities.

         In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration
Rights Agreement.

PH02/71453.3

                               FORM OF GUARANTEE

            For value received, Players Lake Charles, Inc., a Louisiana corporation; Players Riverboat Management, Inc., a Nevada corporation; Players Riverboat, Inc., a Nevada corporation; Players Mesquite Golf Club, Inc., a Nevada corporation; Players Indiana, Inc., an Indiana corporation; Players Michigan City, Inc., an Indiana corporation; Players Riverboat, LLC, a Louisiana limited liability company; Players Nevada, Inc., a Nevada corporation; Players Bluegrass Downs, Inc., a Kentucky corporation; Players Mesquite Land, Inc., a Nevada corporation; Players Michigan City Management, Inc., an Indiana corporation; Players Maryland Heights, Inc., a Missouri corporation; River Bottom, Inc., a Missouri corporation; and Showboat Star Partnership, a Louisiana general partnership, hereby unconditionally guarantee to the Holder of the Senior Note upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Senior Note and this Guarantee were issued, of the principal of, premium (if any) and interest on such Senior Note when and as the same shall become due and payable for any reason according to the terms of such Senior Note and Article XIII of the Indenture. The Guarantee of the Senior Note upon which this Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Senior Note.

Players Lake Charles, Inc.,                        Players Michigan City, Inc.,
a Louisiana corporation                            an Indiana corporation

By:                                                By:
Its:                                               Its:
Players Riverboat Management,                      Players Riverboat, LLC
Inc., a Nevada corporation                         a Louisiana limited liability
                                                   company
By:                                                By: Players Riverboat
Its:                                               Management, Inc.
                                                   By:
                                                   Its:
Players Riverboat, Inc.,                           Players Nevada, Inc.,
a Nevada corporation                               a Nevada corporation

By:                                                By:
Its:                                               Its:


PH02/71453.3

Players Mesquite Golf Club,                        Players Bluegrass Downs,
Inc., a Nevada corporation                         Inc., a Kentucky corporation

By:                                                By:
Its:                                               Its:


Players Indiana, Inc., an                          Players Mesquite Land, Inc.,
Indiana corporation                                a Nevada corporation

By:                                                By:
Its:                                               Its:


Players Michigan City                              Players Maryland Heights,
Management, Inc., an Indiana                       Inc., a Missouri corporation
corporation
                                                   By:
By:                                                Its:
Its:


River Bottom, Inc., a                              Showboat Star Partnership, a
Missouri corporation                               Louisiana general partnership

PH02/71453.3

                               FORM OF ASSIGNMENT

                        I or we assign this Security to


- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------
[Print or type name, address and zip code of assignee]

         Please insert Social Security or other identifying number of assignee

- --------------------------------------------- and irrevocably appoint
- -------------------------------------- agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: ----------------------                 Signed: ------------------------

- -------------------------------------------------------------------------------

                        (Sign exactly as name appears on
                        the other side of this Security)

PH02/71453.3

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to any of the following provisions of the Indenture, check the appropriate box:

                           /  / Section 5.14           /  /Article XII

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 5.14 or Article XII of the Indenture, as the case may be, state the principal amount you want to be purchased: $



Date:                                   Signature:
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Security)


PH02/71453.3

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES3

                  The following exchanges of a part of this Global Security for Definitive Securities have been made:


                                                                             Principal
Date of                   Amount of                Amount of                 this Global              Signature
Exchange                  decrease in              increase in               Security                 of
                          Principal                Principal                 following                authorized
                          Amount of                Amount of                 such                     officer of
                          this Global              this Global               decrease                 Trustee or
                          Security                 Security                  (or                      Securities
                                                                             increase)                Custodian


- --------
3 This schedule should only be added if the Security is issued in global form.

PH02/71453.3

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

                    REGISTRATION OF TRANSFER OF SECURITIES4

Re:      10 7/8% SENIOR NOTES DUE 2005 OF PLAYERS
         INTERNATIONAL, INC.

         This Certificate relates to $_________ principal amount of Securities held in (check applicable space) ___ book-entry or ___ definitive form by _____________ (the "Transferor").

The Transferor (check applicable box):

o has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

o has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section
2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because (check applicable box):

         o Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

         o Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), Section 2.6(b)(i) or Section 2.6(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Regulation S under the Securities Act (in
- --------
4   The following should be included only for Original Senior Notes.

PH02/71453.3
         satisfaction of Section 2.6(a)(ii)(B) or Section
         2.6(d)(i)(B) of the Indenture).

         o Such Security is being transferred in accordance with Rule 144A under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(B) or Section 2.6(d)(i)(B) of the Indenture).

         o Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144 or Regulation S under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).




                           [INSERT NAME OF TRANSFEROR]

                           By:

                           Date:



PH02/71453.3

                                                                      Exhibit B

                         FORM OF INVESTMENT LETTER FOR
                       INSTITUTIONAL ACCREDITED INVESTORS



Players International, Inc.
c/o First Fidelity Bank, National Association


Dear Sirs:

         In connection with our proposed purchase of $_________ aggregate principal amount of the 10 7/8% Senior Notes due 2005 (the "Notes") of Players International, Inc. (the "Company"), we confirm that:

         1. We understand that the Notes and the related Guarantees (the "Restricted Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Restricted Securities to offer, sell or otherwise transfer such Restricted Securities prior to the date that is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Restricted Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) so long as the Restricted Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Restricted

PH02/71453.3

Securities of $100,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Restricted Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, that shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Restricted Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Restricted Securities pursuant to clause
(d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

         2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Restricted Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Restricted Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         3. We are acquiring the Restricted Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

         4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter

PH02/71453.3
or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,


                                            ---------------------------
                                            (Name of Purchaser)

                                            By: _______________________

                                            Date: _____________________


         Upon transfer, the Restricted Securities would be registered in the name of the new beneficial owner as follows:

                             Name:
                             Address:
                             Taxpayer ID Number:

PH02/71453.3

                                   SCHEDULE I
                                     LIENS

First Ships Mortgage on Metropolis riverboat held by Mercedes Benz Credit Corporation/Debis Financial -- current mortgage balance is $5.7 million.

Liens securing Indebtedness (in an amount that shall not exceed $1.25 million) which is to be assumed as contemplated by the Beeber Agreement.

PH02/71453.3

                                 GUARANTEE

                  For value received, Players Lake Charles, Inc., a Louisiana corporation; Players Riverboat Management, Inc., a Nevada corporation; Players Riverboat, Inc., a Nevada corporation; Players Mesquite Golf Club, Inc., a Nevada corporation; Players Indiana, Inc., an Indiana corporation; Players Michigan City, Inc., an Indiana corporation; Players Riverboat, LLC, a Louisiana limited liability company; Players Nevada, Inc., a Nevada corporation; Players Bluegrass Downs, Inc., a Kentucky corporation; Players Mesquite Land, Inc., a Nevada corporation; Players Michigan City Management, Inc., an Indiana corporation; Players Maryland Heights, Inc., a Missouri corporation; River Bottom, Inc., a Missouri corporation; and Showboat Star Partnership, a Louisiana general partnership, hereby unconditionally guarantee to the Holder of the Senior Note upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Senior Note and this Guarantee were issued, of the principal of, premium (if any) and interest on such Senior Note when and as the same shall become due and payable for any reason according to the terms of such Senior Note and Article XIII of the Indenture. The Guarantee of the Senior Note upon which this Guarantee is endorsed will not become effective until the Trustee signs the certificate of authentication on such Senior Note.

Players Lake Charles, Inc.,                               Players Michigan City, Inc.,
a Louisiana corporation                                   an Indiana corporation
By:                                                       By:
Its:                                                      Its:

Players Riverboat Management, Inc.,                       Players Riverboat, LLC
a Nevada corporation                                      a Louisiana limited liability company
By:                                                       By: Players Riverboat Management, Inc.
Its:                                                      By:
                                                          Its:

Players Riverboat, Inc.,                                  Players Nevada, Inc.,
a Nevada corporation                                      a Nevada corporation
By:                                                       By:
Its:                                                      Its:



Players Mesquite Golf Club, Inc.,                         Players Bluegrass Downs, Inc.,
a Nevada corporation                                      a Kentucky corporation
By:                                                       By:
Its:                                                      Its:

Players Indiana, Inc.,                                    Players Mesquite Land, Inc.,
an Indiana corporation                                    a Nevada corporation
By:                                                       By:
Its:                                                      Its:

Players Michigan City Management,                         Players Maryland Heights, Inc.,
Inc., an Indiana corporation                              a Missouri corporation
By:                                                       By:
Its:                                                      Its:

River Bottom, Inc.,                                       Showboat Star Partnership,
